                                                                    EXHIBIT 4(m)

                                                                  EXECUTION COPY

--------------------------------------------------------------------------------

                                  $190,000,000

                       FOURTH AMENDED AND RESTATED CREDIT
                                    AGREEMENT

                          Dated as of December 8, 2003,

                                      Among

                             CMS ENERGY CORPORATION
                                  as a Borrower

                             CMS ENTERPRISES COMPANY
                                  as a Borrower

                             THE BANKS NAMED HEREIN
                                    as Banks

                               CITICORP USA, INC.
                  as Administrative Agent and Collateral Agent

                               JPMORGAN CHASE BANK
                              as Syndication Agent

                                       and

                                  BANK ONE, NA,
                       UNION BANK OF CALIFORNIA, N.A. AND
                       WACHOVIA BANK, NATIONAL ASSOCIATION
                             as Documentation Agents

                          ----------------------------

              CITIGROUP GLOBAL MARKETS INC. AND JPMORGAN CHASE BANK
                 as Joint Book Managers and Joint Lead Arrangers

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

Section                                                                              Page
                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01.  Certain Defined Terms..............................................     2
SECTION 1.02.  Computation of Time Periods; Construction..........................    21
SECTION 1.03.  Accounting Terms...................................................    21

                                   ARTICLE II
             COMMITMENTS, LOANS, FEES, PREPAYMENTS AND OUTSTANDINGS

SECTION 2.01.  Making Loans.......................................................    22
SECTION 2.02.  Fees...............................................................    22
SECTION 2.03.  Commitments; Mandatory Prepayments.................................    23
SECTION 2.04.  Computations of Outstandings.......................................    23

                                   ARTICLE III
                                      LOANS

SECTION 3.01.  Loans..............................................................    24
SECTION 3.02.  Conversion of Loans................................................    25
SECTION 3.03.  Interest Periods...................................................    25
SECTION 3.04.  Other Terms Relating to the Making and Conversion of Loans.........    25
SECTION 3.05.  Repayment of Loans; Interest.......................................    27

                                   ARTICLE IV
                   PAYMENTS, COMPUTATIONS AND YIELD PROTECTION

SECTION 4.01.  Payments and Computations..........................................    28
SECTION 4.02.  Interest Rate Determination........................................    30
SECTION 4.03.  Prepayments........................................................    30
SECTION 4.04.  Yield Protection...................................................    30
SECTION 4.05.  Sharing of Payments, Etc...........................................    32
SECTION 4.06.  Taxes..............................................................    32
SECTION 4.07.  Apportionment of Payments..........................................    34
SECTION 4.08.  Proceeds of Collateral.............................................    35

                                    ARTICLE V
                              CONDITIONS PRECEDENT

SECTION 5.01.  Conditions Precedent to the Effectiveness of this Agreement........    35
SECTION 5.02.  Conditions Precedent to Each Extension of Credit...................    38
SECTION 5.03.  Conditions Precedent to Certain Extensions of Credit...............    38
SECTION 5.04.  Reliance on Certificates...........................................    39

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

SECTION 6.01.  Representations and Warranties of the Borrowers....................    39

                                   ARTICLE VII
                           COVENANTS OF THE BORROWERS

SECTION 7.01.  Affirmative Covenants..............................................    43
SECTION 7.02.  Negative Covenants.................................................    46
SECTION 7.03.  Reporting Obligations..............................................    54

                                  ARTICLE VIII
                                    DEFAULTS

SECTION 8.01.  Events of Default..................................................    58
SECTION 8.02.  Remedies...........................................................    60

                                   ARTICLE IX
                                   THE AGENTS

SECTION 9.01.  Authorization and Action...........................................    60
SECTION 9.02.  Indemnification....................................................    62
SECTION 9.03.  Concerning the Collateral and the Loan Documents...................    62
SECTION 9.04.  Release of Guarantors..............................................    64

                                    ARTICLE X
                                  MISCELLANEOUS

SECTION 10.01.  Amendments, Etc...................................................    64
SECTION 10.02.  Notices, Etc......................................................    65
SECTION 10.03.  No Waiver of Remedies.............................................    65
SECTION 10.04.  Costs, Expenses and Indemnification...............................    65
SECTION 10.05.  Right of Set-off..................................................    66
SECTION 10.06.  Binding Effect....................................................    67
SECTION 10.07.  Assignments and Participation.....................................    67
SECTION 10.08.  Confidentiality...................................................    70
SECTION 10.09.  Waiver of Jury Trial..............................................    71
SECTION 10.10.  GOVERNING LAW; SUBMISSION TO JURISDICTION.........................    71
SECTION 10.11.  Relation of the Parties; No Beneficiary...........................    71
SECTION 10.12.  Execution in Counterparts.........................................    72
SECTION 10.13.  Survival of Agreement.............................................    72
SECTION 10.14.  Platform..........................................................    72

                                   ARTICLE XI
                             CO-BORROWER PROVISIONS

SECTION 11.01.  Appointment.......................................................    73

SECTION 11.02.  Separate Actions..................................................    74
SECTION 11.03.  Obligations Absolute and Unconditional............................    74
SECTION 11.04.  Waivers and Acknowledgements......................................    74
SECTION 11.05.  Contribution Among Borrowers......................................    75
SECTION 11.06.  Subrogation.......................................................    76
SECTION 11.07.  Subordination.....................................................    76

                                   ARTICLE XII
           NO NOVATION; REFERENCES TO THIS AGREEMENT IN LOAN DOCUMENTS

SECTION 12.01.  No Novation.......................................................    77
SECTION 12.02.  References to This Agreement In Loan Documents....................    77

Exhibits

EXHIBIT A         -  Form of Notice of Borrowing
EXHIBIT B         -  Form of Notice of Conversion
EXHIBIT C         -  Form of Opinion of Belinda Foxworth, Esq., counsel to the
                     Borrowers
EXHIBIT D         -  Form of Opinion of Skadden, Arps, Slate, Meagher & Flom
                     LLP, special counsel to the Borrowers
EXHIBIT E         -  Form of Compliance Schedule
EXHIBIT F         -  Form of Lender Assignment
EXHIBIT G         -  Terms of Subordination (Junior Subordinated Debt)
EXHIBIT H         -  Terms of Subordination (Guaranty of Hybrid Preferred
                     Securities)
EXHIBIT I         -  Form of Amended and Restated Guaranty
EXHIBIT J         -  Form of Third Amended and Restated Pledge and Security
                     Agreement (Company)
EXHIBIT K         -  Form of Pledge and Security Agreement (Enterprises and
                     Grantors)
EXHIBIT L         -  AIG Pledge Agreement
EXHIBIT M         -  Intercreditor Agreement

Schedules

COMMITMENT
SCHEDULE
SCHEDULE I           Certain Debt
SCHEDULE II          Pledged Ownership Interests
SCHEDULE III         Notice Addresses

ATTACHMENT A         Reaffirmation

                  FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

                          Dated as of December 8, 2003

         THIS FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (the "AGREEMENT") is made by and among:

         (i)      CMS Energy Corporation, a Michigan corporation (the
                  "COMPANY"),

         (ii) CMS Enterprises Company, a Michigan corporation ("ENTERPRISES" and, together with the Company, the "BORROWERS"),

         (iii) the banks (the "BANKS") listed on the signature pages hereof and the other Lenders (as hereinafter defined) from time to time party hereto,

         (iv) Citicorp USA, Inc. ("CUSA"), as administrative agent (the "ADMINISTRATIVE AGENT") for the Lenders hereunder and as collateral agent (the "COLLATERAL AGENT") for the Lenders hereunder, and

         (v) JPMorgan Chase Bank ("JPMORGAN CHASE"), as syndication agent (the "SYNDICATION AGENT"), and Bank One, NA, Union Bank of California, N.A. and Wachovia Bank, National Association, as documentation agents (the "DOCUMENTATION AGENTS").

                             PRELIMINARY STATEMENTS

         The Company has requested that the Banks amend and restate the Existing Credit Agreement (as hereafter defined) to provide the credit facility hereinafter described in the amount and on the terms and conditions set forth herein and to add Enterprises as a "Borrower" under the credit facility provided herein. The Banks have so agreed on the terms and conditions set forth herein, and the Agents have agreed to act as agents for the Lenders on such terms and conditions.

         The parties hereto acknowledge and agree that neither Consumers (as hereinafter defined) nor any of its Subsidiaries (as hereinafter defined) will be a party to, or will in any way be bound by any provision of, this Agreement or any other Loan Document (as hereinafter defined), and that no Loan Document will be enforceable against Consumers or any of its Subsidiaries or their respective assets.

         Accordingly, the parties hereto agree as follows:

                                   ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.01. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

                  "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

                  "ABR LOAN" means a Loan that bears interest as provided in
         Section 3.05(b)(i).

                  "ACCOUNTING CHANGE" is defined in Section 1.03.

                  "ADJUSTED LIBO RATE" means, for each Interest Period for each Eurodollar Rate Loan made as part of the same Borrowing, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

                  "ADMINISTRATIVE QUESTIONNAIRE" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

                  "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another entity if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract, or otherwise.

                  "AGENT" means, as the context may require, the Administrative Agent, the Collateral Agent, the Syndication Agent or the Documentation Agents, and "Agents" means any or all of the foregoing.

                  "AIG PLEDGE AGREEMENT" means that certain Pledge and Security Agreement, dated as of January 8, 2003, by and among Enterprises and the other grantors parties thereto in favor of American Home Assurance Company, as collateral agent, a copy of which is attached hereto as Exhibit L, as amended, restated, supplemented or otherwise modified from time to time.

                  "ALTERNATE BASE RATE" means, for any day, a rate per annum equal to the highest of (a) the Prime Rate in effect on such day, (b) 1/2 of one percent above the CD Rate, and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, CD Rate or the Federal Funds Effective Rate, respectively.

                  "APPLICABLE LENDING OFFICE" means, with respect to each Lender, at the address specified for such Lender on its signature page to this Agreement or in the Lender

         Assignment pursuant to which it became a Lender, as applicable, or at any office, branch, subsidiary or affiliate of such Lender specified in a notice received by the Administrative Agent and the Borrowers from such Lender.

                  "APPLICABLE MARGIN" means, on any date of determination with respect to any Loans, the per annum rate specified in the table below for such Loans:

                    Applicable Margin
-------------------------------------
ABR Loans                 2.25%

Eurodollar
Rate Loans                3.25%

                  "APPLICABLE RATE" means:

                           (i) in the case of each ABR Loan, a rate per annum equal at all times to the sum of the Alternate Base Rate in effect from time to time plus the Applicable Margin; and

                           (ii) in the case of each Eurodollar Rate Loan comprising part of the same Borrowing, a rate per annum during each Interest Period equal at all times to the sum of the Adjusted LIBO Rate for such Interest Period plus the Applicable Margin.

                  "ARRANGERS" means Citigroup Global Markets Inc. and JPMorgan Chase.

                  "AVAILABLE COMMITMENT" means, for each Lender on any day, the unused portion of such Lender's Commitment, computed after giving effect to all Extensions of Credit or prepayments to be made on such day and the application of proceeds therefrom. "AVAILABLE COMMITMENTS" means the aggregate of the Lenders' Available Commitments.

                  "BANKRUPTCY CODE" means Title 11 of the United States Code (11 U.S.C. Sections 101 et seq.), as amended from time to time, and any successor statute.

                  "BOARD" means the Board of Governors of the Federal Reserve System of the United States of America.

                  "BORROWING" means a borrowing consisting of Loans of the same Type, having the same Interest Period and made or Converted on the same day by the Lenders, ratably in accordance with their respective Percentages. Any Borrowing consisting of Loans of a particular Type may be referred to as being a Borrowing of such "TYPE". All Loans to the same Borrower of the same Type, having the same Interest Period and made or Converted on the same day shall be deemed a single Borrowing hereunder until repaid or next Converted.

                  "BUSINESS DAY" means a day of the year on which banks are not required or authorized to close in New York City or Detroit, Michigan, and, if the applicable

         Business Day relates to any Eurodollar Rate Loan, on which dealings are carried on in the London interbank market.

                  "CASH DIVIDEND INCOME" means, for any period, the amount of all cash dividends received by the Company from its Subsidiaries during such period that are paid out of the net income or loss (without giving effect to: any extraordinary gains in excess of $25,000,000, the amount of any write-off or write-down of assets, including, without limitation, write-offs or write-downs related to the sale of assets, impairment of assets and loss on contracts, in each case in accordance with GAAP consistently applied, and up to $200,000,000 of other non-cash write-offs) of such Subsidiaries during such period.

                  "CD RATE" means the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, in either case, adjusted to the nearest 1/16 of one percent or, if there is no nearest 1/16 of one percent, to the next higher 1/16 of one percent.

                  "CHANGE OF CONTROL" means (a) any "person" or "group" within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the then outstanding voting capital stock of the Company, or (b) the majority of the board of directors of the Company shall fail to consist of Continuing Directors, or (c) a consolidation or merger of the Company shall occur after which the holders of the outstanding voting capital stock of the Company immediately prior thereto hold less than 50% of the outstanding voting capital stock of the surviving entity, or (d) more than 50% of the outstanding voting capital stock of the Company shall be transferred to any entity of which the Company owns less than 50% of the outstanding voting capital stock or (e) the Company shall cease to own, directly or indirectly, 80% of the outstanding capital stock of Enterprises.

                  "CITIBANK" means Citibank, N.A., a national banking association.

                  "CITIGROUP PARTIES" means Citibank, CUSA, Citigroup Global Markets Inc. and each of their respective Affiliates, and each of their respective officers, directors, employees, agents, advisors, and representatives.

                  "CLOSING DATE" means December 8, 2003.

                  "CMS GENERATION" means CMS Generation Co., a Michigan corporation, all of whose common stock is on the Closing Date owned by Enterprises and its permitted successors.

                  "COLLATERAL" means all property and interests in property now owned or hereafter acquired by any Loan Party upon which a Lien is granted under any of the Loan Documents.

                  "COMMITMENT" means, for each Lender, the obligation of such Lender to make Loans to the Borrowers in an aggregate amount no greater than the amount set forth opposite such Lender's name on the Commitment Schedule under the heading "Commitment" or, if such Lender has entered into one or more Lender Assignments, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 10.07(h), in each case as such amount may be modified from time to time pursuant to Section 2.03. "COMMITMENTS" means the total of the Lenders' Commitments hereunder. As of the Closing Date the aggregate of all of the Lenders' Commitments equals $190,000,000.

                  "COMMITMENT FEE MARGIN" means a per annum rate equal to 0.50%.

                  "COMMITMENT SCHEDULE" means the Schedule identifying each Lender's Commitment as of the Closing Date attached hereto and identified as such.

                  "COMMITMENT TERMINATION DATE" means the earlier of (i) the Maturity Date, and (iii) the date of termination or reduction in whole of the Commitments pursuant to Section 2.03 or 8.02.

                  "COMMUNICATIONS" is defined in Section 10.14.

                  "COMPANY INTEREST EXPENSE" means at any date, the total interest expense in respect of Debt of the Company for the four calendar quarters immediately preceding such date, including, without duplication, (i) interest expense attributable to capital leases, (ii) amortization of debt discount, (iii) capitalized interest, (iv) cash and noncash payments, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) net costs under interest rate swap, "cap", "collar" or other hedging agreements (including amortization of discount) and (vii) interest expense in respect of obligations of Persons deemed to be Debt of the Company under clause (ix) of the definition of Debt, provided, however that Company Interest Expense shall exclude (1) any costs (including, without limitation, any prepayment or option premium or expenses incurred in connection with the Company's reset put securities due July 1, 2003) otherwise included in interest expense recognized on early retirement of debt and (2) any interest or dividends paid on Hybrid Preferred Securities.

                  "CONFIDENTIAL INFORMATION" has the meaning assigned to that term in Section 10.08.

                  "CONSOLIDATED DEBT" means, without duplication, as determined on a consolidated basis in accordance with GAAP, at any date of determination, the sum of the aggregate Debt of the Company plus the aggregate debt (as such term is construed in accordance with GAAP) of the Consolidated Subsidiaries; provided, however, that:

                           (a) Consolidated Debt shall not include any Support Obligation described in clause (iv) or (v) of the definition thereof if such Support Obligation or the primary obligation so supported is not fixed or conclusively determined or is not otherwise reasonably quantifiable as of the date of determination;

                           (b) Consolidated Debt shall not include (i) any Junior Subordinated Debt owned by any Hybrid Preferred Securities Subsidiary or (ii) any guaranty by the Company of payments with respect to any Hybrid Preferred Securities, provided that such guaranty is subordinated to the rights of the Lenders hereunder and under the other Loan Documents pursuant to terms of subordination substantially similar to those set forth in Exhibit H, or pursuant to other terms and conditions satisfactory to the Required Lenders;

                           (c) Consolidated Debt shall not include any debt issued by the Company that shall be (i) subordinated to the Obligations of the Loan Parties on terms acceptable to the Administrative Agent and (ii) required to be converted only into non-redeemable common stock of the Company;

                           (d) with respect to any Support Obligations provided by the Company in connection with a purchase or sale by MS&T or its Subsidiaries of natural gas, natural gas liquids, gas condensates, electricity, oil, propane, coal, any other commodity, weather derivatives or any derivative instrument with respect to any commodity with any other Person (a "COUNTERPARTY"), Consolidated Debt shall include only the excess, if any, of (A) the aggregate amount of any Support Obligations provided by the Company in respect of MS&T's or any of its Subsidiary's obligations under any such purchase or sale transaction (a "COVERING TRANSACTION") entered into by MS&T or any of its Subsidiaries in connection with such purchase or sale over (B) the aggregate amount of (i) any Support Obligations provided by the direct or indirect parent company of such Counterparty (the "COUNTERPARTY GUARANTOR") and (ii) any irrevocable letter of credit provided by any financial institution for the account of such Counterparty or Counterparty Guarantor, in each case for the benefit of MS&T or any of its Subsidiaries in support of such Counterparty's payment obligations to MS&T or such Subsidiary arising from such purchase or sale, provided that (x) the senior, unsecured, non-credit enhanced indebtedness of such Counterparty Guarantor or such financial institution (as the case may be) is rated BBB- (or its equivalent) or higher by any two of S&P, Fitch and Moody's, provided that in the event that such Counterparty Guarantor has no such rated indebtedness, Dun & Bradstreet Inc. has rated such Counterparty Guarantor at least investment grade, (y) no default by such Counterparty Guarantor in respect of any such Support Obligations provided by such Counterparty Guarantor has occurred and is continuing and (z) such Counterparty Guarantor is not the Company or any Affiliate of the Company or any of its Subsidiaries;

                           (e) Consolidated Debt shall not include any Project Finance Debt of the Company or any Consolidated Subsidiary; and

                           (f) Consolidated Debt shall not include the principal amount of any Securitized Bonds.

                  "CONSOLIDATED EBITDA" means, with reference to any period, the pretax operating income of the Company and its Subsidiaries ("PRETAX OPERATING INCOME") for such period plus, to the extent deducted in determining Pretax Operating Income (without duplication), (i) depreciation, depletion and amortization, and (ii) any non-cash write-offs and write-downs contained in the Company's Pretax Operating Income, including, without limitation, write-offs or write-downs related to the sale of assets, impairment of assets and loss on contracts, in each case in accordance with GAAP consistently applied, all calculated for the Company and its Subsidiaries on a consolidated basis for such period; provided, however that Consolidated EBITDA shall not include any operating income attributable to that portion of the revenues of Consumers dedicated to the repayment of the Securitized Bonds.

                  "CONSOLIDATED SUBSIDIARY" means any Subsidiary whose accounts are or are required to be consolidated with the accounts of the Company in accordance with GAAP.

                  "CONSUMERS" means Consumers Energy Company, a Michigan corporation, all of whose common stock is on the Closing Date owned by the Company.

                  "CONSUMERS CREDIT FACILITY" means, collectively, Consumer's existing (i) $140,000,000 term loan facility and (ii) $400,000,000 revolving loan facility, as in effect on the date hereof.

                  "CONSUMERS DIVIDEND RESTRICTION" means any restriction enacted or imposed after October 1, 1992 upon the ability of Consumers to pay cash dividends to the Company in respect of Consumers' capital stock, whether such restriction is imposed by statute, regulation, decisions or rulings by the Michigan Public Service Commission or the Federal Energy Regulatory Commission (or any successor agency or agencies), final judgments of any court of competent jurisdiction, indentures, agreements, contracts or restrictions to which Consumers is a party or by which it is bound or otherwise; provided, that no restriction on such dividends existing on October 1, 1992 shall be a Consumers Dividend Restriction at any time; provided, further, that any such restriction enacted or imposed by the Michigan Public Service Commission limiting such dividends to an amount not less than $190,000,000 during any twelve-month period shall not be a Consumers Dividend Restriction at any time.

                  "CONTINUING DIRECTOR" means, as of any date of determination, any member of the board of directors of the Company who (a) was a member of such board of directors on the Closing Date, or (b) was nominated for election or elected to such board of directors with the approval of the Continuing Directors who were members of such board of directors at the time of such nomination or election; provided that an individual who is so elected or nominated in connection with a merger, consolidation, acquisition or similar transaction shall not be a Continuing Director unless such individual was a Continuing Director prior thereto.

                  "CONVERSION", "CONVERT" or "CONVERTED" refers to a conversion of Loans of one Type into Loans of another Type, or to the selection of a new, or the renewal of the same, Interest Period for Loans, as the case may be, pursuant to Section 3.02 or 3.03.

                  "DEBT" means, for any Person, without duplication, any and all indebtedness, liabilities and other monetary obligations of such Person (whether for principal, interest, fees, costs, expenses or otherwise, and whether contingent or otherwise) (i) for borrowed money or evidenced by bonds, debentures, notes or other similar instruments,
         (ii) to pay the deferred purchase price of property or services (except trade accounts payable arising in the ordinary course of business which are not overdue), (iii) as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, (iv) under reimbursement or similar agreements with respect to letters of credit issued thereunder (except reimbursement obligations and letters of credit that are cash collateralized), (v) under any interest rate swap, "cap", "collar" or other hedging agreements; provided, however, for purposes of the calculation of Debt for this clause (v) only, the actual amount of Debt of such Person shall be determined on a net basis to the extent such agreements permit such amounts to be calculated on a net basis, (vi) to pay rent or other amounts under leases entered into in connection with sale and leaseback transactions involving assets of such Person being sold in connection therewith, (vii) arising from any accumulated funding deficiency (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) for a Plan, (viii) arising in connection with any withdrawal liability under ERISA to any Multiemployer Plan and (ix) arising from (A) direct or indirect guaranties in respect of, and obligations to purchase or otherwise acquire, or otherwise to warrant or hold harmless, pursuant to a legally binding agreement, a creditor against loss in respect of, Debt of others referred to in clauses (i) through (viii) above and (B) other guaranty or similar financial obligations in respect of the performance of others, including Support Obligations. Notwithstanding the foregoing, solely for purposes of the calculation required under
         Section 7.01(j)(ii), Debt shall not include any Junior Subordinated Debt issued by the Company and owned by any Hybrid Preferred Securities Subsidiary.

                  "DEFAULT" means an event that, with the giving of notice or lapse of time or both, would constitute an Event of Default.

                  "DEFAULT RATE" means a rate per annum equal at all times to
         (i) in the case of any amount of principal of any Loan that is not paid when due, 2% per annum above the Applicable Rate required to be paid on such Loan immediately prior to the date on which such amount became due, and (ii) in the case of any amount of interest, fees or other amounts payable hereunder that is not paid when due, 2% per annum above the Applicable Rate for an ABR Loan in effect from time to time.

                  "DISCLOSED MATTERS" is defined in Section 6.01(f).

                  "DIVIDEND COVERAGE RATIO" means, at any date, the ratio of (i) Pro Forma Dividend Amounts to (ii) Company Interest Expense.

                  "DOLLARS" and the sign "$" each means lawful money of the United States.

                  "ELIGIBLE BANK" means any state or federally chartered bank or any state-licensed foreign bank branch or agency.

                  "ENTERPRISES" means CMS Enterprises Company, a Michigan corporation, all of whose common stock is on the Closing Date owned by the Company and its permitted successors.

                  "ENTERPRISES CREDIT AGREEMENT" means that certain $150,000,000 Credit Agreement, dated as of July 12, 2002, by and among Enterprises, as borrower, the Borrower, the lenders from time to time parties thereto, and Citicorp USA, Inc., as administrative agent and as collateral agent, which agreement has been paid in full and terminated.

                  "ENVIRONMENTAL LAWS" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any governmental agency or authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Substance or to health and safety matters.

                  "ENVIRONMENTAL LIABILITY" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any of its Subsidiaries directly or indirectly resulting from or based upon
         (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Substances, (c) exposure to any Hazardous Substances, (d) the release or threatened release of any Hazardous Substances into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                  "EQUITY DISTRIBUTIONS" means, for any period, the aggregate amount of cash received by the Company from its Subsidiaries during such period that are paid out of proceeds from the sale of common equity of Subsidiaries of the Company.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA AFFILIATE" means, with respect to any Person, any trade or business (whether or not incorporated) that is a member of a commonly controlled trade or business under Sections 414(b), (c), (m) and (o) of the Internal Revenue Code of 1986, as amended.

                  "EURODOLLAR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

                  "EURODOLLAR RATE LOAN" means a Loan that bears interest as provided in Section 3.05(b)(ii).

                  "EVENT OF DEFAULT" is defined in Section 8.01.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "EXISTING CREDIT AGREEMENT" means that certain $5,000,000 Third Amended and Restated Credit Agreement, dated as of September 12, 2003, among the Company, the lenders from time to time parties thereto, and CUSA, as administrative agent, as the same may have been amended, restated, supplemented or otherwise modified from time to time.

                  "EXTENSION OF CREDIT" means the making of a Borrowing (including any Conversion).

                  "FAIR MARKET VALUE" means, with respect to any asset, the value of the consideration obtainable in a sale of such asset in the open market, assuming a sale by a willing seller to a willing purchaser dealing at arm's length and arranged in an orderly manner over a reasonable period of time, each having reasonable knowledge of the nature and characteristics of such asset, neither being under any compulsion to act, and, if in excess of $50,000,000, as determined in good faith by the Board of Directors of the Company.

                  "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "FEE LETTER" is defined in Section 2.02(b).

                  "FITCH" means Fitch, Inc. or any successor thereto.

                  "FOREIGN LENDER" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrowers are located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

                  "FOREIGN SUBSIDIARY" is defined in Section 7.01(l).

                  "GAAP" is defined in Section 1.03.

                  "GOVERNMENTAL APPROVAL" means any authorization, consent, approval, license, permit, certificate, exemption of, or filing or registration with, any governmental authority or other legal or regulatory body, required in connection with (i) the execution, delivery, or performance of any Loan Document by any Loan Party, (ii) the grant and perfection of any Lien in favor of the Collateral Agent contemplated by the Loan

         Documents, or (iii) the exercise by any Agent (on behalf of the Lenders) of any right or remedy provided for under the Loan Documents.

                  "GRANTING LENDER" is defined in Section 10.07(f).

                  "GRANTOR(S)" means each Guarantor and each of the following Subsidiaries of Enterprises: CMS Capital, L.L.C., a Michigan limited liability company, CMS Electric & Gas, L.L.C. (formerly known as CMS Electric and Gas Company), a Michigan limited liability company, MS&T, CMS International Ventures, L.L.C., a Michigan limited liability company, Dearborn Industrial Energy, L.L.C., a Michigan limited liability company, Dearborn Industrial Generation, L.L.C., a Michigan limited liability company, and CMS Generation Michigan Power L.L.C., a Michigan limited liability company.

                  "GUARANTOR" means CMS Generation, CMS Gas Transmission Company, a Michigan corporation, and each other Restricted Subsidiary that has delivered, or shall be obligated to deliver, a guaranty under and pursuant to the terms of Section 7.01(l).

                  "GUARANTY" means that certain Amended and Restated Guaranty (and any and all supplements thereto) executed from time to time by each Guarantor in favor of the Collateral Agent for the benefit of itself and the Lenders, in substantially the form of Exhibit I attached hereto, as amended, restated, supplemented or otherwise modified from time to time.

                  "HAZARDOUS SUBSTANCE" means any waste, substance, or material identified as hazardous, dangerous or toxic by any office, agency, department, commission, board, bureau, or instrumentality of the United States or of the State or locality in which the same is located having or exercising jurisdiction over such waste, substance or material.

                  "HYBRID PREFERRED SECURITIES" means any preferred securities issued by a Hybrid Preferred Securities Subsidiary, where such preferred securities have the following characteristics:

                           (i) such Hybrid Preferred Securities Subsidiary lends substantially all of the proceeds from the issuance of such preferred securities to the Company or a wholly-owned direct or indirect Subsidiary of the Company in exchange for Junior Subordinated Debt issued by the Company or such wholly-owned direct or indirect Subsidiary, respectively;

                           (ii) such preferred securities contain terms providing for the deferral of interest payments corresponding to provisions providing for the deferral of interest payments on the Junior Subordinated Debt; and

                           (iii) the Company or a wholly-owned direct or indirect Subsidiary of the Company (as the case may be) makes periodic interest payments on the Junior Subordinated Debt, which interest payments are in turn used by the Hybrid Preferred Securities Subsidiary to make corresponding payments to the holders of the preferred securities.

                  "HYBRID PREFERRED SECURITIES SUBSIDIARY" means any Delaware statutory trust (or similar entity) (i) all of the common equity interest of which is owned (either directly or indirectly through one or more wholly-owned Subsidiaries of the Company or Consumers) at all times by the Company or a wholly-owned direct or indirect Subsidiary of the Company, (ii) that has been formed for the purpose of issuing Hybrid Preferred Securities and (iii) substantially all of the assets of which consist at all times solely of Junior Subordinated Debt issued by the Company or a wholly-owned direct or indirect Subsidiary of the Company (as the case may be) and payments made from time to time on such Junior Subordinated Debt.

                  "INDEMNIFIED PERSON" is defined in Section 10.04(b).

                  "INDENTURE" means that certain Indenture, dated as of September 15, 1992, between the Company and the Trustee, as supplemented by the First Supplemental Indenture, dated as of October 1, 1992, the Second Supplemental Indenture, dated as of October 1, 1992, the Third Supplemental Indenture, dated as of May 6, 1997, the Fourth Supplemental Indenture, dated as of September 26, 1997, the Fifth Supplemental Indenture, dated as of November 4, 1997, the Sixth Supplemental Indenture, dated as of January 13, 1998, the Seventh Supplemental Indenture, dated as of January 25, 1999, the Eighth Supplemental Indenture, dated as of February 3, 1999, the Ninth Supplemental Indenture, dated as of June 22, 1999, the Tenth Supplemental Indenture, dated as of October 12, 2000, the Eleventh Supplemental Indenture, dated as of March 29, 2001, and the Twelfth Supplemental Indenture, dated as of July 2, 2001, as said Indenture may be further amended or otherwise modified from time to time in accordance with its terms.

                  "INTER-BORROWER DEBT" is defined in Section 11.07.

                  "INTERCREDITOR AGREEMENT" means that certain Intercreditor and Lien Subordination Agreement, dated as of January 8, 2003, by and among Citicorp USA, Inc., as senior collateral agent, American Home Assurance Company, individually and as junior collateral agent, and St. Paul Fire and Marine Insurance Company, individually, a copy of which is attached hereto as Exhibit M, as amended, restated, supplemented or otherwise modified from time to time.

                  "INTEREST PERIOD" is defined in Section 3.03.

                  "JUNIOR SUBORDINATED DEBT" means any unsecured Debt of the Company or a Subsidiary of the Company (i) issued in exchange for the proceeds of Hybrid Preferred Securities and (ii) subordinated to the rights of the Lenders hereunder and under the other Loan Documents pursuant to terms of subordination substantially similar to those set forth in Exhibit G, or pursuant to other terms and conditions satisfactory to the Required Lenders.

                  "LENDER ASSIGNMENT" is defined in Section 10.07(e).

                  "LENDERS" means the Banks listed on the signature pages hereof, together with their successors and permitted assigns.

                  "LIBO RATE" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO RATE" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "LIEN" means any lien, security interest, or other charge or encumbrance (including the lien or retained security title of a conditional vendor) of any kind, or any other type of arrangement intended or having the effect of conferring upon a creditor a preferential interest upon or with respect to any of its properties of any character (including capital stock and other equity interests, intercompany obligations and accounts).

                  "LOAN" means a loan by a Lender to a Borrower pursuant to
         Section 2.01, and refers to an ABR Loan or a Eurodollar Rate Loan (each of which shall be a "TYPE" of Loan). All Loans by a Lender to the same Borrower of the same Type having the same Interest Period and made or Converted on the same day shall be deemed to be a single Loan by such Lender until repaid or next Converted.

                  "LOAN DOCUMENTS" means this Agreement, any Promissory Notes, the Fee Letter, the Guaranty, the Pledge Agreements, the Intercreditor Agreement and all other agreements, instruments and documents now or hereafter executed and/or delivered pursuant hereto or thereto.

                  "LOAN PARTY" is defined in Section 5.01(a)(i).

                  "MATERIAL ADVERSE CHANGE" means any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on (a) the business, assets, property, financial condition, results of operations or prospects of the Company and its Subsidiaries, considered as a whole, (b) the Borrowers' and the Guarantors' ability, taken as a whole, to perform their obligations under this Agreement or any other Loan Document to which it is or will be a party or (c) the validity or enforceability of any Loan Document or the rights or remedies of any Agent or the Lenders thereunder; provided that the occurrence of any Restatement Event shall not constitute a Material Adverse Change.

                  "MATURITY DATE" means the earlier to occur of (i) November 14, 2004, if the Company shall not have refinanced the Company's $175,800,000 senior notes due November 2004 on or prior to November 14, 2004 (provided that any refinancing indebtedness in respect thereof (or any subsequent refinancing thereof) shall have a maturity not earlier than December 3, 2004)) and (ii) December 3, 2004.

                  "MEASUREMENT QUARTER" is defined in Section 7.01(i).

                  "MOODY'S" means Moody's Investors Service, Inc. or any successor thereto.

                  "MONETIZATION ENTITY" is defined in the definition of "Monetization Transaction".

                  "MONETIZATION TRANSACTION" means a series of interrelated steps by which (i) all or any portion of CMS Generation's ownership interest in certain wholly-owned Delaware limited liability companies which own, directly or indirectly, interests in the Loy Yang project consisting of the 2,000-megawatt Loy Yang power plant and adjacent coal mine in Australia and related assets and (ii) all or any portion of CMS Gas Transmission Company's ownership interests in CMS Antrim Gas LLC, CMS Grand Lacs LLC, CMS Bay Area Pipeline LLC, CMS Jackson Pipeline Company and its interests in the Litchfield Lateral Gas pipeline and related assets are transferred to a limited liability company owned, directly or indirectly, by the Company (such special purpose entity the "MONETIZATION ENTITY"), and (iii) non-voting preferred interests in the Monetization Entity are acquired directly or indirectly by any Person (other than an Affiliate of the Company) for cash consideration not less than the Fair Market Value thereof.

                  "MS&T" means CMS Marketing, Services and Trading Company, a Michigan corporation, all of whose capital stock is on the Closing Date owned by Enterprises.

                  "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in
         Section 4001(a)(3) of ERISA.

                  "NET PROCEEDS" means, with respect to any sale, assignment or other disposition of (but not the lease or license of) any property, or with respect to any sale or issuance of securities or incurrence of Debt, by any Person, gross cash proceeds received by such Person or any Subsidiary of such Person from such sale, assignment, disposition, issuance or incurrence (including cash received as consideration for the assumption or incurrence of liabilities incurred in connection with or in anticipation of such transaction) after (i) provision for all income or other taxes measured by or resulting from such transaction,
         (ii) payment of all customary underwriting commissions, auditing and legal fees, printing costs, rating agency fees and other customary and reasonable fees and expenses incurred by such Person in connection with such transaction, (iii) all amounts used to repay Debt (and any premium or penalty thereon) secured by a Lien on any asset disposed of in such sale, assignment or other disposition or which is or may be required (by the express terms of the instrument governing such Debt or by applicable law) to be repaid in connection with such sale, assignment, or other disposition, and (iv) deduction of appropriate amounts to be provided by such Person or a Subsidiary of such Person as a reserve, in accordance with GAAP consistently applied, against any liabilities associated with the assets sold, transferred or disposed of in such transaction and retained by such Person or a Subsidiary of such Person after such transaction, provided that "Net Proceeds" shall include on a dollar-for-dollar basis all amounts remaining in such reserve after such liability shall have been satisfied in full or terminated; provided, however, that notwithstanding the foregoing, "Net Proceeds" shall exclude (a) any amounts received or deemed to be received by the Company for the purchase of the Company's capital stock in connection with the Company's dividend reinvestment program and (b) amounts received by the Company or any Subsidiary of the Company pursuant to any transaction with the Company or any Subsidiary of the Company otherwise permitted hereunder.

                  "NET WORTH" means, with respect to any Person, the excess of such Person's total assets over its total liabilities, total assets and total liabilities each to be determined in accordance with GAAP consistently applied, excluding, however, from the determination of total assets (i) goodwill, organizational expenses, research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, and other similar intangibles, (ii) cash held in a sinking, escrow or other analogous fund established for the purpose of redemption, retirement or prepayment of capital stock or Debt, and (iii) any items not included in clauses (i) or (ii) above, that are treated as intangibles in conformity with GAAP.

                  "NOTICE OF BORROWING" is defined in Section 3.01(a).

                  "NOTICE OF CONVERSION" is defined in Section 3.02.

                  "OBLIGATIONS" means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrowers and other Loan Parties to any of the Agents, the Arrangers, the Lenders or any other indemnified party arising under the Loan Documents.

                  "OECD" means the Organization for Economic Cooperation and Development.

                  "OFF-BALANCE SHEET LIABILITY" of a Person shall mean any of the following obligations not appearing on such Person's consolidated balance sheet: (i) all lease obligations, leveraged leases, sale and leasebacks and other similar lease arrangements of such Person, (ii) any liability under any so called "synthetic lease" or "tax ownership operating lease" transaction entered into by such Person, and (iii) any obligation arising with respect to any other transaction if and to the extent that such obligation is the functional equivalent of borrowing but that does not constitute a liability on the consolidated balance sheet of such Person.

                  "OTHER TAXES" is defined in Section 4.06(b).

                  "OWNERSHIP INTEREST" of the Company in any Consolidated Subsidiary means, at any date of determination, the percentage determined by dividing (i) the aggregate amount of Project Finance Equity in such Consolidated Subsidiary owned or controlled, directly or indirectly, by the Company and any other Consolidated Subsidiary on such date, by (ii) the aggregate amount of Project Finance Equity in such Consolidated

         Subsidiary owned or controlled, directly or indirectly, by all Persons (including the Company and the Consolidated Subsidiaries) on such date. Notwithstanding anything to the contrary set forth above, if the "Ownership Interest," calculated as set forth above, is 50% or less, such percentage shall be deemed to equal 0%.

                  "PANHANDLE" means Panhandle Eastern Pipe Line Company, a Delaware corporation, all of whose capital stock has been, prior to the Closing Date, sold by Enterprises.

                  "PARTICIPANT" is defined in Section 10.07(b).

                  "PBGC" means the Pension Benefit Guaranty Corporation (or any successor entity) established under ERISA.

                  "PERCENTAGE" means, for any Lender on any date of determination (a) prior to the Commitment Termination Date, the percentage obtained by dividing such Lender's Commitment on such day by the total of the Lenders' Commitments on such date, and multiplying the quotient so obtained by 100%, and (b) from and after the Commitment Termination Date, the percentage obtained by dividing the aggregate outstanding principal amount of such Lender's Loans on such day by the total of the Lenders' Loans on such date, and multiplying the quotient so obtained by 100%.

                  "PERMITTED INVESTMENTS" means each of the following so long as no such Permitted Investment shall have a final maturity later than six months from the date of investment therein:

                           (i) direct obligations of the United States, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States or any agency thereof;

                           (ii)     certificates of deposit or bankers'
                  acceptances issued, or time deposits held, or investment contracts guaranteed, by any Lender, any nationally-recognized securities dealer or any other commercial bank, trust company, savings and loan association or savings bank organized under the laws of the United States, or any State thereof, or of any other country which is a member of the OECD, or a political subdivision of any such country, and in each case having outstanding unsecured indebtedness that (on the date of acquisition thereof) is rated AA- or better by S&P or Aa3 or better by Moody's (or an equivalent rating by another nationally-recognized credit rating agency of similar standing if neither of such corporations is then in the business of rating unsecured bank indebtedness);

                           (iii) obligations with any Lender, any other bank or trust company described in clause (ii), above, or any nationally-recognized securities dealer, in respect of the repurchase of obligations of the type described in clause (i), above, provided that such repurchase obligations shall be fully secured by obligations of the type described in said clause (i) and the possession of such obligations shall be transferred to, and segregated from other obligations owned by, such Lender, such other bank or trust company or such securities dealer;

                           (iv) commercial paper rated (on the date of acquisition thereof) A-1 or P-1 or better by S&P or Moody's, respectively (or an equivalent rating by another nationally-recognized credit rating agency of similar standing if neither of such corporations is then in the business of rating commercial paper);

                           (v) any eurodollar certificate of deposit issued by any Lender or any other commercial bank, trust company, savings and loan association or savings bank organized under the laws of the United States, or any State thereof, or of any country which is a member of the OECD, or a political subdivision of any such country, and in each case having outstanding unsecured indebtedness that (on the date of acquisition thereof) is rated AA- or better by S&P or Aa3 or better by Moody's (or an equivalent rating by another nationally-recognized credit rating agency of similar standing if neither of such corporations is then in the business of rating unsecured bank indebtedness); and

                           (vi) interests in any money market mutual fund which at the date of investment in such fund has the highest fund rating by each of Moody's and S&P which has issued a rating for such fund (which, for S&P, shall mean a rating of AAAm or AAAmg).

                  "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                  "PLAN" means, with respect to any Person, an "employee benefit plan" as defined in Section 3(3) of ERISA (other than a Multiemployer
         Plan) maintained for employees of such Person or any ERISA Affiliate of such Person that is subject to Title IV of ERISA and has "unfunded benefit liabilities" as determined under Section 4001(a)(18) of ERISA.

                  "PLAN TERMINATION EVENT" means, (i) with respect to any Plan, a "reportable event" within the meaning of Section 4043 of ERISA and the regulations issued thereunder (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC under such regulations or a "reportable event" for which the provision for the 30-day notice to the PBGC under such regulations has been waived), or
         (ii) the withdrawal by the Company or any of its ERISA Affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA resulting in liability to the Company or any of its ERISA Affiliates under Section 4063 or 4064 of ERISA, or (iii) the filing of a notice of intent to terminate a Plan or the termination of a Plan under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the PBGC, or (v) any other event or condition which is reasonably likely to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

                  "PLATFORM" is defined in Section 10.14

                  "PLEDGE AGREEMENTS" means each of (i) that certain Third Amended and Restated Pledge and Security Agreement, dated as of December 8, 2003, by and between the Company and the Collateral Agent, in substantially the form of Exhibit J attached hereto, and (ii) that certain Pledge and Security Agreement, dated as of July 12, 2002, by and among Enterprises, the Grantors and the Collateral Agent in substantially the form of Exhibit K hereto, in each case as the same may be amended, restated, supplemented or otherwise modified from time to time.

                  "PRIME RATE" means the rate of interest per annum publicly announced from time to time by Citibank as its base rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "PRO FORMA DIVIDEND AMOUNT" means, from and after any date of any Consumers Dividend Restriction, the sum of (a) the aggregate amount which Consumers could have paid to the Company during the four calendar quarters immediately preceding such date had such Consumers Dividend Restriction been in effect during such quarters plus (b) cash dividends received by the Company from any other Subsidiary during such quarters.

                  "PROJECT FINANCE DEBT" means Debt of any Person that is non-recourse to such Person (unless such Person is a special-purpose entity) and each Affiliate of such Person, other than with respect to the interest of the holder of such Debt in the collateral, if any, securing such Debt.

                  "PROJECT FINANCE EQUITY" means, at any date of determination, consolidated equity of the common, preference and preferred stockholders of the Company and the Consolidated Subsidiaries relating to any obligor with respect to Project Finance Debt.

                  "PROMISSORY NOTE" means any promissory note of the Borrowers payable to the order of a Lender (and, if requested, its registered assigns) issued pursuant to Section 3.01(c); and "PROMISSORY NOTES" means any or all of the foregoing.

                  "PROSPECTIVE LENDER" is defined in Section 3.04(d).

                  "RECIPIENT" is defined in Section 10.08.

                  "REGISTER" is defined in Section 10.07(h).

                  "RELATED PARTIES" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                  "REQUIRED LENDERS" means, on any date of determination, Lenders that, collectively, on such date hold more than 50% of the then aggregate unpaid principal amount of the Loans owing to Lenders or, if no Loans shall be outstanding as of such date, Lenders that, collectively, hold more than 50% of the aggregate Commitments. Any determination of those Lenders constituting the Required Lenders shall be made by the Administrative Agent and shall be conclusive and binding on all parties absent manifest error.

                  "RESTATEMENT" means the restatement of the financial statements of the Company or its Subsidiaries for any fiscal quarter of 2001, as well as any adjustment of previously announced quarterly results, but only if made to reflect the restatement of such quarters.

                  "RESTATEMENT EVENT" means (i) the Restatement, (ii) any lawsuit or other action previously or hereafter brought against the Company, any of its Subsidiaries or any of their Affiliates or any present or former officer or director of the Company, any of its Subsidiaries or any of their Affiliates involving or arising out of the Restatement, and any settlement thereof, or other development with respect thereto, or (iii) the occurrence of any default or event of default under any indenture, instrument or other agreement or contract, or the exercise of any remedy in respect thereof, that arises directly or indirectly as a result of any of the matters described in any of the foregoing clauses (i) or (ii) or this clause (iii); provided, however, that, for purposes of the definition of "MATERIAL ADVERSE CHANGE", (a) the foregoing clause (ii) shall be inapplicable if such lawsuit or other action, settlement (in an amount in the aggregate together with all other settlements of such lawsuits or actions) or other development described in such clause (ii) could reasonably be expected, in each case, to result in liability to such Person in excess of $10,000,000 and (b) the foregoing clause (iii) shall be inapplicable if any such event described in such clause (iii) would constitute an Event of Default under Section 8.01(e).

                  "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company or Enterprises (other than Consumers and its Subsidiaries) that, on a consolidated basis with any of its Subsidiaries as of any date of determination, accounts for more than 10% of the consolidated assets of the Company and its Consolidated Subsidiaries.

                  "S&P" means Standard & Poor's Ratings Group, a division of The McGraw Hill Companies, Inc., or any successor thereto.

                  "SECURITIZED BONDS" means any nonrecourse bonds or similar asset-backed securities issued by a special-purpose Subsidiary of Consumers which are payable solely from specialized charges authorized by the utility commission of the relevant state in connection with the recovery of regulatory assets or other qualified costs.

                  "SOLVENT", when used with respect to any Person, means that at the time of determination:

                           (i) the fair market value of its assets is in excess
                  of the total amount of its liabilities (including, without limitation, net contingent liabilities); and

                           (ii) it is then able and expects to be able to pay
                  its debts (including, without limitation, contingent debts and other commitments) as they mature; and

                           (iii) it has capital sufficient to carry on its
                  business as conducted and as proposed to be conducted.

For purposes of this definition, the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances known to such Person at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "SPC" is defined in Section 10.07(f).

                  "STATUTORY RESERVE RATE" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Rate Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "SUBSIDIARY" means, with respect to any Person, any corporation or unincorporated entity of which more than 50% of the outstanding capital stock (or comparable interest) having ordinary voting power (irrespective of whether at the time capital stock (or comparable interest) of any other class or classes of such corporation or entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by said Person (whether directly or through one or more other Subsidiaries). In the case of an unincorporated entity, a Person shall be deemed to have more than 50% of interests having ordinary voting power only if such Person's vote in respect of such interests comprises more than 50% of the total voting power of all such interests in the unincorporated entity.

                  "SUPPORT OBLIGATION" means, for any Person, without duplication, any financial obligation, contingent or otherwise, of such Person guaranteeing or otherwise supporting any Debt or other obligation of any other Person in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect (including, but not limited to, letters of credit and surety bonds in connection therewith), (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (ii) to purchase property, securities or services for the purpose of assuring the owner of such Debt of the payment of such Debt,
(iii) to maintain working capital, equity capital, available cash or other financial statement condition of the primary obligor so as to enable the primary obligor to pay such Debt, (iv) to provide equity capital under or in respect of equity subscription arrangements (to the extent that such obligation to provide equity capital does not otherwise constitute Debt), or (v) to perform, or arrange for the performance of, any non-monetary obligations or non-funded debt payment obligations of the primary obligor.

                  "TAKORADI PROJECT" means the construction and operation of Takoradi 2, a power plant currently consisting of two 110 megawatt simple-cycle units built near Aboadze, Ghana by one or more Subsidiaries of the Company and the government of Ghana's Volta River Authority.

                  "TAX SHARING AGREEMENT" means the Amended and Restated Agreement for the Allocation of Income Tax Liabilities and Benefits, dated as of January 1, 1994, by and among the Company, each of the members of the Consolidated Group (as defined therein), and each of the corporations that become members of the Consolidated Group.

                  "TAXES" is defined in Section 4.06(a).

                  "TRUSTEE" has the meaning assigned to that term in the Indenture.

                  "TYPE" has the meaning assigned to such term (i) in the definition of "Loan" when used in such context and (ii) in the definition of "Borrowing" when used in such context.

         SECTION 1.02. COMPUTATION OF TIME PERIODS; CONSTRUCTION.

                  (a) Unless otherwise indicated, each reference in this Agreement to a specific time of day is a reference to New York City time. In the computation of periods of time under this Agreement, any period of a specified number of days or months shall be computed by including the first day or month occurring during such period and excluding the last such day or month. In the case of a period of time "from" a specified date "to" or "until" a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

                  (b) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes", and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (v) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

         SECTION 1.03. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 6.01(e) ("GAAP"), it being understood that (i) such financial statements do not give effect to any Restatement Event other than the Restatement itself, and (ii) financial covenants set forth in

Sections 7.01(i) and (j) shall be calculated exclusive of all debt of any Affiliate of the Borrowers (other than a Subsidiary) that is (a) consolidated on the financial statements of the Company solely as a result of the effect and application of Financial Accounting Standards Board Interpretation No. 46 and of Accounting Research Bulletin No. 51, Consolidated Financial Statements, as modified by Statement of Financial Accounting Standards No. 94, and (b) non-recourse to any Borrower or any Guarantor. If any changes in generally accepted accounting principles are hereafter required or permitted and are adopted by the Company or any of its Subsidiaries, or the Company or any of its Subsidiaries shall change its application of generally accepted accounting principles with respect to any Off-Balance Sheet Liabilities, including, but not limited to, the application of Financial Accounting Standards Board Interpretation Nos. 45 and 46 and Financial Accounting Standards Board (FASB) Statement No. 150, in each case, with the agreement of its independent certified public accountants, and such changes result in a change in the method of calculation or the results of any of the financial covenants, tests, restrictions or standards herein or in the related definitions or terms used therein ("ACCOUNTING CHANGES"), the parties hereto agree, at the Borrowers' request, to enter into negotiations, in good faith, in order to amend such provisions in a credit neutral manner so as to reflect equitably such changes with the desired result that the criteria for evaluating the Company's and its Subsidiaries' financial condition shall be the same after such changes as if such changes had not been made; provided, however, until such provisions are amended in a manner reasonably satisfactory to the Administrative Agent and the Required Lenders, no Accounting Change shall be given effect in such calculations. In the event such amendment is entered into, all references in this Agreement to GAAP shall mean generally accepted accounting principles as of the date of such amendment. Notwithstanding the foregoing, all financial statements to be delivered by the Company pursuant to Section 7.03 shall be prepared in accordance with generally accepted accounting principles in effect at such time.

                                   ARTICLE II
             COMMITMENTS, LOANS, FEES, PREPAYMENTS AND OUTSTANDINGS

         SECTION 2.01. MAKING LOANS. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make revolving loans to the Borrowers during the period from the Closing Date until the Commitment Termination Date in an aggregate outstanding amount not to exceed on any day such Lender's Available Commitment (after giving effect to all Extensions of Credit to be made on such day and the application of the proceeds thereof). Within the limits hereinafter set forth, the Borrowers may request Extensions of Credit hereunder, prepay Loans, and use the resulting increase in the Available Commitments for further Extensions of Credit in accordance with the terms hereof.

         SECTION 2.02. FEES.

                  (a) The Borrowers jointly and severally agree to pay to the Administrative Agent for the account of each Lender a commitment fee equal to the product of (i) the average daily amount of such Lender's Available Commitment from the Closing Date, in the case of each Bank, and from the effective date specified in the Lender Assignment pursuant to which it became a Lender, in the case of each other Lender, until the Commitment Termination Date multiplied by (ii) the Commitment Fee Margin. Such fees shall be payable quarterly in arrears on the last day of each March, June, September and December, commencing the first such date to occur following the Closing Date, and on the Commitment Termination Date.

                  (b)      In addition to the fees provided for in subsection
(a) above, the Borrowers shall pay to the Administrative Agent, for the account of CUSA and the other Persons entitled thereto, such other fees as are provided for in that certain letter agreement, dated November 6, 2003 among the Borrowers, the Agents, the Arrangers and the other parties thereto (the "FEE LETTER"), in the amounts and at the times specified therein.

         SECTION 2.03. COMMITMENTS; MANDATORY PREPAYMENTS.

                  (a) Reduction of Commitments. The Borrowers may (and shall provide notice thereof to the Administrative Agent not later than 10:00 a.m. (New York City time) on the date of termination or reduction, and the Administrative Agent shall promptly distribute copies thereof to the Lenders) terminate in whole or reduce ratably in part the unused portions of the Commitments; provided that any such partial reduction shall be in the aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

                  (b) Change of Control. Upon the occurrence of a Change of Control the Commitments shall be reduced to zero and the principal amount outstanding hereunder, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers.

                  (c) Prepayment upon Issuance or Sale of Consumers Stock. The Company shall make a mandatory prepayment promptly and in any event within 3 Business Days after the Company's receipt of any Net Proceeds from the issuance, sale, assignment or other disposition of any capital stock or other equity interest in Consumers (other than the issuance of preferred securities of Consumers in respect of which the Net Proceeds received by Consumers for all such securities do not exceed $200,000,000 in the aggregate and such Net Proceeds shall not be distributed to the Company), together with (i) accrued interest to the date of such prepayment on the principal amount prepaid and (ii) in the case of Eurodollar Rate Loans, any amount payable to the Lenders pursuant to Section 4.04(b), and the Commitments shall be reduced, pro rata, in an aggregate amount equal to such Net Proceeds. Nothing in this Section 2.03(c) shall be construed to constitute the Lenders' consent to any transaction referenced in this clause (c) which is not expressly permitted by Article VII. The Company shall give the Administrative Agent prior written notice or telephonic notice promptly confirmed in writing (each of which the Administrative Agent shall promptly transmit to each Lender) of when a prepayment required by this Section 2.03(c) will be made (which date of prepayment shall be no later than the date on which such prepayment becomes due and payable pursuant to this Section 2.03(c)). All such prepayments shall be applied first to repay outstanding ABR Loans and then to repay outstanding Eurodollar Rate Loans with those Eurodollar Rate Loans which have earlier expiring Interest Periods being repaid prior to those which have later expiring Interest Periods.

         SECTION 2.04. COMPUTATIONS OF OUTSTANDINGS. Whenever reference is made in this Agreement to the principal amount outstanding on any date under this Agreement, such reference shall refer to the aggregate principal amount of all Loans outstanding on such date under this

Agreement after giving effect to all Extensions of Credit to be made on such date and the application of the proceeds thereof. At no time shall the outstanding principal amount of the Loans exceed the aggregate amount of the Commitments hereunder. References to the unused portion of the Commitments shall refer to the excess, if any, of the Commitments hereunder over the outstanding principal amount of the Loans; and references to the unused portion of any Lender's Commitment shall refer to such Lender's Percentage of the unused Commitments.

                                  ARTICLE III
                                      LOANS

         SECTION 3.01. LOANS.

                  (a) A Borrower may request a Borrowing (other than a Conversion) by delivering a notice (a "NOTICE OF BORROWING") to the Administrative Agent no later than 12:00 noon (New York City time) on the third Business Day or, in the case of ABR Loans, on the first Business Day, prior to the date of the proposed Borrowing. The Administrative Agent shall give each Lender prompt notice of each Notice of Borrowing. Each Notice of Borrowing shall be in substantially the form of Exhibit A and shall specify the requested (i) date of such Borrowing, (ii) Type of Loans to be made in connection with such Borrowing, (iii) Interest Period, if any, for such Loans, (iv) amount of such Borrowing and (v) identity of the applicable Borrower. Each proposed Borrowing shall conform to the requirements of Sections 3.03 and 3.04.

                  (b) Each Lender shall, before 12:00 noon (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's offices at 2 Penns Way, Suite 200, New Castle, DE 19270, in same day funds, such Lender's Percentage of such Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article V, the Administrative Agent will make such funds available to the applicable Borrower at the Administrative Agent's aforesaid address. Notwithstanding the foregoing, unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's Percentage of such Borrowing, the Administrative Agent may assume that such Lender has made such Percentage available to the Administrative Agent on the date of such Borrowing in accordance with the first sentence of this subsection
(b), and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount.

                  (c) Any Lender may request that Loans made by it be evidenced by a Promissory Note. In such event, the Borrowers shall prepare, execute and deliver to such Lender a Promissory Note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such Promissory Note and interest thereon shall at all times (including after assignment pursuant to Section 10.07) be represented by one or more Promissory Notes in such form payable to the order of the payee named therein (or, if such Promissory Note is a registered note, to such payee and its registered assigns).

         SECTION 3.02. CONVERSION OF LOANS. Each Borrower may from time to time Convert any of its Loans (or portions thereof) of any Type to one or more Loans of the same or any other Type by delivering a notice of such Conversion (a "NOTICE OF CONVERSION") to the Administrative Agent no later than 12:00 noon (New York City time) on (x) the third Business Day prior to the date of any proposed Conversion into a Eurodollar Rate Loan and (y) the first Business Day prior to the date of any proposed Conversion into an ABR Loan. The Administrative Agent shall give each Lender prompt notice of each Notice of Conversion. Each Notice of Conversion shall be in substantially the form of Exhibit B and shall specify (i) the requested date of such Conversion, (ii) the Type of, and Interest Period, if any, applicable to, the Loans (or portions thereof) proposed to be Converted, (iii) the requested Type of Loans to which such Loans (or portions thereof) are proposed to be Converted, (iv) the requested initial Interest Period, if any, to be applicable to the Loans resulting from such Conversion, (v) the aggregate amount of Loans (or portions thereof) proposed to be Converted and (vi) the identity of the applicable Borrower. Each proposed Conversion shall be subject to the provisions of Sections 3.03 and 3.04.

         SECTION 3.03. INTEREST PERIODS. The period between the date of each Eurodollar Rate Loan and the date of payment in full of such Loan shall be divided into successive periods of months ("INTEREST PERIODS") for purposes of computing interest applicable thereto. The initial Interest Period for each such Loan shall begin on the day such Loan is made, and each subsequent Interest Period shall begin on the last day of the immediately preceding Interest Period for such Loan. The duration of each Interest Period shall be 1, 2, 3, or 6 months, as the applicable Borrower may, in accordance with Section 3.01 or 3.02, select; provided, however, that:

                  (i) the Borrowers may not select any Interest Period for a Eurodollar Rate Loan that ends after the Maturity Date;

                  (ii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall occur on the next succeeding Business Day, provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                  (iii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.

         SECTION 3.04. OTHER TERMS RELATING TO THE MAKING AND CONVERSION OF
LOANS.

                  (a) Notwithstanding anything in Section 3.01 or 3.02 to the contrary:

                  (i) each Borrowing shall be in an aggregate amount not less than $5,000,000, or an integral multiple of $1,000,000 in excess thereof (or such lesser amount as shall be equal to the total amount of the Available Commitments on such date, after giving effect to all other Extensions of Credit to be made on such date), and shall consist of Loans to the same Borrower of the same Type, having the same Interest Period and made or

         Converted on the same day by the Lenders ratably according to their respective Percentages;

                  (ii) at no time shall the number of Borrowings comprising Eurodollar Rate Loans outstanding hereunder be greater than ten (10);

                  (iii) no Eurodollar Rate Loan may be Converted on a date other than the last day of the Interest Period applicable to such Loan unless the corresponding amounts, if any, payable to the Lenders pursuant to Section 4.04(b) are paid contemporaneously with such Conversion;

                  (iv) if any Borrower shall either fail to give a timely Notice of Conversion pursuant to Section 3.02 in respect of any of its Loans or fail, in any Notice of Conversion that has been timely given, to select the duration of any Interest Period for any of its Loans to be Converted into Eurodollar Rate Loans in accordance with Section 3.03, such Loans shall, on the last day of the then existing Interest Period therefor, automatically Convert into, or remain as, as the case may be, ABR Loans; and

                  (v) if, on the date of any proposed Conversion, any Event of Default or Default shall have occurred and be continuing, all Loans then outstanding shall, on such date, automatically Convert into, or remain as, as the case may be, ABR Loans.

                  (b) If any Lender shall notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other governmental authority asserts that it is unlawful, for such Lender or its Applicable Lending Office to perform its obligations hereunder to make, or to fund or maintain, Eurodollar Rate Loans hereunder, (i) the obligation of such Lender to make, or to Convert Loans into, Eurodollar Rate Loans for any Borrowing from such Lender shall be forthwith suspended until the earlier to occur of the date upon which
(A) such Lender shall cease to be a party hereto and (B) it is no longer unlawful for such Lender to make, fund or maintain Eurodollar Rate Loans, and
(ii) if the maintenance of Eurodollar Rate Loans then outstanding through the last day of the Interest Period therefor would cause such Lender to be in violation of such law, regulation or assertion, the Borrowers shall either prepay or Convert all Eurodollar Rate Loans from such Lender within five days after such notice. Promptly upon becoming aware that the circumstances that caused such Lender to deliver such notice no longer exist, such Lender shall deliver notice thereof to the Administrative Agent (but the failure to do so shall impose no liability upon such Lender). Promptly upon receipt of such notice from such Lender (or upon such Lender's assigning all of its Commitment, Loans, participation and other rights and obligations hereunder pursuant to
Section 10.07), the Administrative Agent shall deliver notice thereof to the Borrowers and the Lenders and such suspension shall terminate.

                  (c) If the Required Lenders shall, at least one Business Day before the date of any requested Borrowing, notify the Administrative Agent that the Adjusted LIBO Rate for Eurodollar Rate Loans to be made in connection with such Borrowing will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective Eurodollar Rate Loans for such Borrowing, or that they are unable to acquire funding in a reasonable manner so as to make available Eurodollar Rate Loans in the amount and for the Interest Period requested, or if the Administrative Agent shall determine that adequate and reasonable means do not exist to be able to determine the Adjusted LIBO Rate, then the right of the Borrowers to select Eurodollar Rate Loans for such Borrowing and any subsequent Borrowing shall be suspended until the Administrative Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist, and each Loan to be made or Converted in connection with such Borrowing shall be an ABR Loan.

                  (d) If any Lender shall have delivered a notice to the Administrative Agent described in Section 3.04(b), and if and so long as such Lender shall not have withdrawn such notice in accordance with said Section 3.04(b), the Borrowers or the Administrative Agent may demand that such Lender assign in accordance with Section 10.07, to one or more Eligible Banks designated by the Borrowers or the Administrative Agent (each a "PROSPECTIVE LENDER"), all (but not less than all) of such Lender's Commitment, Loans, participation and other rights and obligations hereunder; provided, that any such demand by the Borrowers during the continuance of an Event of Default or Default shall be ineffective without the consent of the Required Lenders. If, within 30 days following any such demand by the Administrative Agent or the Borrowers, any such Prospective Lender so designated shall fail to consummate such assignment on terms reasonably satisfactory to such Lender, or the Borrowers and the Administrative Agent shall have failed to designate any such Prospective Lender, then such demand by the Borrowers or the Administrative Agent shall become ineffective, it being understood for purposes of this provision that such assignment shall be conclusively deemed to be on terms reasonably satisfactory to such Lender, and such Lender shall be compelled to consummate such assignment forthwith, if such Prospective Lender (i) shall agree to such assignment in substantially the form of the Lender Assignment attached hereto as Exhibit F and (ii) shall tender payment to such Lender in an amount equal to the full outstanding dollar amount accrued in favor of such Lender hereunder (as computed in accordance with the records of the Administrative Agent), including, without limitation, all accrued interest and fees and, to the extent not paid by the Borrowers, any payments required pursuant to Section 4.04(b).

                  (e) Each Notice of Borrowing and Notice of Conversion shall be irrevocable and binding on the applicable Borrower. In the case of any Borrowing which the related Notice of Borrowing or Notice of Conversion specifies is to be comprised of Eurodollar Rate Loans, the applicable Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill, on or before the date specified in such Notice of Borrowing or Notice of Conversion for such Borrowing, the applicable conditions (if any) set forth in this Article III (other than failure pursuant to the provisions of Section 3.04(b) or (c) hereof) or in Article V, including any such loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Loan to be made by such Lender when such Loan, as a result of such failure, is not made on such date.

         SECTION 3.05. REPAYMENT OF LOANS; INTEREST

                  (a) Principal. Each Borrower shall repay the outstanding principal amount of its Loans on the Maturity Date (or such earlier date as may be required pursuant to Section 2.03 or 8.02).

                  (b) Interest. All Loans shall bear interest on the unpaid principal amount thereof from the date of such Loan until such principal amount shall be paid in full, at the Applicable Rate for such Loan (except as otherwise provided in this subsection (b)), payable as follows:

                  (i) ABR Loans. If such Loan is an ABR Loan, interest thereon shall be payable quarterly in arrears on the last day of each March, June, September and December, on the date of any Conversion of such ABR Loan and on the date such ABR Loan shall become due and payable or shall otherwise be paid in full; provided that any amount of principal that is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to the Default Rate.

                  (ii) Eurodollar Rate Loans. If such Loan is a Eurodollar Rate Loan, interest thereon shall be payable on the last day of such Interest Period and, if the Interest Period for such Loan has a duration of more than three months, on that day of each third month during such Interest Period that corresponds to the first day of such Interest Period (or, if any such month does not have a corresponding day, then on the last day of such month); provided that any amount of principal that is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to the Default Rate.

                                   ARTICLE IV
                   PAYMENTS, COMPUTATIONS AND YIELD PROTECTION

         SECTION 4.01. PAYMENTS AND COMPUTATIONS.

                  (a) Each Borrower shall make each payment hereunder and under the other Loan Documents not later than 2:00 p.m. (New York City time) on the day when due in Dollars to the Administrative Agent at its offices at 2 Penns Way, Suite 200, New Castle, DE 19270, in same day funds; any payment received after 3:00 p.m. (New York City time) shall be deemed to have been received at the start of business on the next succeeding Business Day, unless the Administrative Agent shall have received from, or on behalf of, the applicable Borrower a Federal Reserve reference number with respect to such payment before 4:00 p.m. (New York City time). The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest, fees or other amounts payable to the Lenders, to the respective Lenders to which the same are payable, for the account of their respective Applicable Lending Offices, in each case to be applied in accordance with the terms of this Agreement. If and to the extent that any distribution of any payment from a Borrower required to be made to any Lender pursuant to the preceding sentence shall not be made in full by the Administrative Agent on the date such payment was received by the Administrative Agent, the Administrative Agent shall pay to such Lender, upon demand, interest on the unpaid amount of such distribution, at a rate per annum equal to the Federal Funds Effective Rate, from the date of such payment by the applicable Borrower to the Administrative Agent to the date of payment in full by the Administrative Agent to such Lender of such unpaid amount. Upon the Administrative

Agent's acceptance of a Lender Assignment and recording of the information contained therein in the Register pursuant to Section 10.07, from and after the effective date specified in such Lender Assignment, the Administrative Agent shall make all payments hereunder and under any Promissory Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Lender Assignment shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

                  (b) Each Borrower hereby authorizes the Administrative Agent and each Lender, if and to the extent payment owed to the Administrative Agent or such Lender, as the case may be, is not made when due hereunder (or, in the case of a Lender, under any Promissory Note held by such Lender), to charge from time to time against any or all of such Borrower's accounts with the Administrative Agent or such Lender, as the case may be, any amount so due.

                  (c) All computations of interest based on the Alternate Base Rate (when the Alternate Base Rate is based on the Prime Rate) shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be. All other computations of interest and fees hereunder (including computations of interest based on the Adjusted LIBO Rate, the CD Rate and the Federal Funds Effective Rate) shall be made by the Administrative Agent on the basis of a year of 360 days. In each such case, such computation shall be made for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each such determination by the Administrative Agent or a Lender shall be conclusive and binding for all purposes, absent manifest error.

                  (d) Whenever any payment hereunder or under any other Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest and fees hereunder; provided, however, that if such extension would cause payment of interest on or principal of Eurodollar Rate Loans to be made in the next following calendar month, such payment shall be made on the next preceding Business Day and such reduction of time shall in such case be included in the computation of payment of interest hereunder.

                  (e) Unless the Administrative Agent shall have received notice from the applicable Borrower prior to the date on which any payment is due to the Lenders hereunder that such Borrower will not make such payment in full, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date, and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent such Borrower shall not have so made such payment in full to the Administrative Agent, such Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender, together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Effective Rate.

                  (f) Any amount payable by any Borrower hereunder or under any of the Promissory Notes that is not paid when due (whether at stated maturity, by acceleration or otherwise) shall (to the fullest extent permitted by law) bear interest, from the date when due until paid in full, at a rate per annum equal at all times to the Default Rate, payable on demand.

                  (g) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied, subject to
Section 4.07, (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal then due hereunder, ratably among the parties entitled thereto.

         SECTION 4.02. INTEREST RATE DETERMINATION. The Administrative Agent shall give prompt notice to the Borrowers and the Lenders of the applicable interest rate determined by the Administrative Agent for purposes of Section 3.05(b)(i) or (ii).

         SECTION 4.03. PREPAYMENTS. The Borrowers shall have no right to prepay any principal amount of any Loans other than as follows:

                  (a) A Borrower may (and shall provide notice thereof to the Administrative Agent not later than 10:00 a.m. (New York City time) on the date of prepayment, and the Administrative Agent shall promptly distribute copies thereof to the Lenders), and if such notice is given, such Borrower shall, prepay the outstanding principal amounts of its Loans made as part of the same Borrowing, in whole or ratably in part, together with (i) accrued interest to the date of such prepayment on the principal amount prepaid and (ii) in the case of Eurodollar Rate Loans, any amount payable to the Lenders pursuant to
Section 4.04(b); provided, however, that each partial prepayment shall be in an aggregate principal amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof (or such lesser amount as shall be equal to the total amount of Loans outstanding to such Borrower).

                  (b) On the date of any termination or optional or mandatory reduction of the Commitments pursuant to Section 2.03, the Borrowers shall pay or prepay the principal outstanding on the Loans in full in cash in an amount equal to the excess of (i) the sum of the aggregate principal amount of the Loans outstanding (after giving effect to all Extensions of Credit to be made on such date and the application of the proceeds thereof) over (ii) the aggregate amount of the Commitments (following such termination or reduction, if any), together with (x) accrued interest to the date of such prepayment on the principal amount repaid and (y) in the case of prepayments of Eurodollar Rate Loans, any amount payable to the Lenders pursuant to Section 4.04(b). Any payments and prepayments required by this subsection (b) shall be applied to outstanding ABR Loans up to the full amount thereof before they are applied to outstanding Eurodollar Rate Loans.

         SECTION 4.04. YIELD PROTECTION.

                  (a) Increased Costs. If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation after the Closing Date, or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) issued or made after the Closing Date, there shall be reasonably incurred any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans, then the Borrowers shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost and giving a reasonable explanation thereof, submitted to the Borrowers and the Administrative Agent by such Lender, shall constitute such demand and shall be conclusive and binding for all purposes, absent manifest error.

                  (b)      Breakage. If, due to any prepayment pursuant to
Section 4.03, an acceleration of maturity of the Loans pursuant to Section 8.02, or any other reason, any Lender receives payments of principal of any Eurodollar Rate Loan other than on the last day of the Interest Period relating to such Loan or if any Borrower shall Convert any Eurodollar Rate Loans on any day other than the last day of the Interest Period therefor, or if any Borrower shall fail to prepay a Eurodollar Rate Loan on the date specified in a notice of prepayment, the Borrowers shall, promptly after demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for additional losses, costs, or expenses (including anticipated lost profits) that such Lender may reasonably incur as a result of such payment, Conversion or failure to prepay, including any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Loan. For purposes of this subsection (b), a certificate setting forth the amount of such additional losses, costs, or expenses and giving a reasonable explanation thereof, submitted to the Borrowers and the Administrative Agent by such Lender, shall constitute such demand and shall be conclusive and binding for all purposes, absent manifest error.

                  (c) Capital. If any Lender determines that (i) compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender, whether directly, or indirectly as a result of commitments of any Person controlling such Lender (but without duplication), and (ii) the amount of such capital is increased by or based upon (A) the existence of such Lender's commitment to lend hereunder, or (B) the issuance or maintenance of any Loan and
(C) other similar such commitments, then, upon demand by such Lender, the Borrowers jointly and severally agree immediately to pay to the Administrative Agent for the account of such Lender from time to time as specified by such Lender additional amounts sufficient to compensate such Lender in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the transactions contemplated hereby. A certificate as to such amounts and giving a reasonable explanation thereof (to the extent permitted by law), submitted to the Borrowers and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

                  (d) Notices. Each Lender hereby agrees to use its best efforts to notify the Borrowers of the occurrence of any event referred to in subsection (a), (b) or (c) of this Section 4.04 promptly after becoming aware of the occurrence thereof. The failure of any Lender to provide such notice or to make demand for payment under said subsection shall not constitute a waiver of such Lender's rights hereunder; provided that, notwithstanding any provision to the contrary contained in this Section 4.04, the Borrowers shall not be required to reimburse any

Lender for any amounts or costs incurred under subsection (a), (b) or (c) above, more than 90 days prior to the date that such Lender notifies the Borrowers in writing thereof, in each case unless, and to the extent that, any such amounts or costs so incurred shall relate to the retroactive application of any event notified to the Borrowers which entitles such Lender to such compensation. If any Lender shall subsequently determine that any amount demanded and collected under this Section 4.04 was done so in error, such Lender will promptly return such amount to the Borrowers.

                  (e) Survival of Obligations. Subject to subsection (d) above, the Borrowers' obligations under this Section 4.04 shall survive the repayment of all other amounts owing to the Lenders and the Agents under the Loan Documents and the termination of the Commitments. If and to the extent that the obligations of the Borrowers under this Section 4.04 are unenforceable for any reason, the Borrowers agree to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law.

         SECTION 4.05. SHARING OF PAYMENTS, ETC. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loans owing to it (other than pursuant to Section 4.04 or Section 4.06) in excess of its ratable share of payments obtained by all the Lenders on account of the Loans of such Lenders, such Lender shall forthwith purchase from the other Lenders such participation in the Loans owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section 4.05 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation. Notwithstanding the foregoing, if any Lender shall obtain any such excess payment involuntarily, such Lender may, in lieu of purchasing participations from the other Lenders in accordance with this Section 4.05, on the date of receipt of such excess payment, return such excess payment to the Administrative Agent for distribution in accordance with Section 4.01(a).

         SECTION 4.06. TAXES.

                  (a) All payments by the Borrowers hereunder and under the other Loan Documents shall be made in accordance with Section 4.01, free and clear of and without deduction for all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and each Agent, taxes imposed on its overall net income, and franchise taxes imposed on it by the jurisdiction under the laws of which such Lender or Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its overall net income, and franchise taxes imposed on it by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any other Loan Document to any Lender or Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.06) such Lender or Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and
(iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (b) In addition, each Borrower jointly and severally agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under any other Loan Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "OTHER TAXES").

                  (c) Each Borrower jointly and severally agrees to indemnify each Lender and Agent for the full amount of Taxes and Other Taxes (including any Taxes and any Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.06) paid by such Lender or Agent (as the case may
be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty
(30) days from the date such Lender or Agent (as the case may be) makes written demand therefor; provided, that such Lender or Agent (as the case may be) shall not be entitled to demand payment under this Section 4.06 for an amount if such demand is not made within one year following the date upon which such Lender or Agent (as the case may be) shall have been required to pay such amount.

                  (d) Within thirty (30) days after the date of any payment of Taxes, the applicable Borrower will furnish to the Administrative Agent, at its address referred to in Section 10.02, the original or a certified copy of a receipt evidencing payment thereof.

                  (e) Each Bank represents and warrants that either (i) it is organized under the laws of a jurisdiction within the United States or (ii) it has delivered to the Borrowers or the Administrative Agent duly completed copies of such form or forms prescribed by the United States Internal Revenue Service indicating that such Bank is entitled to receive payments without deduction or withholding of any United States federal income taxes, as permitted by the Internal Revenue Code of 1986, as amended. Each other Lender agrees that, on or prior to the date upon which it shall become a party hereto, and upon the reasonable request from time to time of a Borrower or the Administrative Agent, such Lender will deliver to the Borrowers and the Administrative Agent (to the extent that it is not prohibited by law from doing so) either (A) a statement that it is organized under the laws of a jurisdiction within the United States or (B) duly completed copies of such form or forms as may from time to time be prescribed by the United States Internal Revenue Service, indicating that such Lender is entitled to receive payments without deduction or withholding of any United States federal income taxes, as permitted by the Internal Revenue Code of 1986, as amended. Each Bank that has delivered, and each other Lender that hereafter delivers, to the Borrowers and the Administrative Agent the form or forms referred to in the two preceding sentences further undertakes to deliver to the Borrowers and the Administrative Agent, to the extent that it is not prohibited by law from doing so, further copies of such form or forms, or successor applicable form or forms, as the case may be, as and when any previous form filed by it hereunder shall expire or shall become incomplete or inaccurate in any respect. Each Lender represents and warrants that each such form supplied by it to the Administrative Agent and the Borrowers pursuant to this subsection
(e), and not superseded by another form supplied by it, is or will be, as the case may be, complete and accurate.

         SECTION 4.07. APPORTIONMENT OF PAYMENTS.

                  (a) Subject to the provisions of Section 2.03 and Section 4.07(b), all payments of principal and interest in respect of outstanding Loans, all payments of fees and all other payments in respect of any other Obligations hereunder, shall be allocated among such of the Lenders as are entitled thereto, ratably or otherwise as expressly provided herein. Except as provided in Section 4.07(b) with respect to payments and proceeds of Collateral received after the occurrence of an Event of Default, all such payments and any other amounts received by the Administrative Agent from or for the benefit of any Borrower shall be applied:

                  (i) first, to pay principal of and interest on any portion of the Loans which the Administrative Agent may have advanced on behalf of any Lender other than CUSA for which the Administrative Agent has not then been reimbursed by such Lender or any Borrower,

                  (ii) second, to pay interest on and then the principal of the Loans then due and payable (in the order described hereinbelow),

                  (iii) third, to pay all other Obligations of any Loan Party under any Loan Document then due and payable, ratably, and

                  (iv)     fourth, as the Borrowers so designate.

All such principal and interest payments in respect of the Loans shall be applied first to repay outstanding ABR Loans and then to repay outstanding Eurodollar Rate Loans with those Eurodollar Rate Loans which have earlier expiring Interest Periods being repaid prior to those which have later expiring Interest Periods.

                  (b) During the continuance of an Event of Default and after declaration thereof by written notice from the Administrative Agent to the Borrowers, the Administrative Agent shall apply all payments in respect of any Loans, and the Collateral Agent shall deliver all proceeds of Collateral to the Administrative Agent for application, in the following order:

                  (i) first, to pay principal of and interest on any portion of the Loans which the Administrative Agent may have advanced on behalf of any Lender other than CUSA for which the Administrative Agent has not then been reimbursed by such Lender or the Borrowers;

                  (ii) second, to pay any fees, expense reimbursements or indemnities then due to the Agents under any of the Loan Documents;

                  (iii) third, to the ratable payment of any fees, expense reimbursements or indemnities then due to the Lenders under any of the Loan Documents;

                  (iv) fourth, to the ratable payment of interest due in respect of the Loans, in accordance with the Lenders' respective Percentages;

                  (v) fifth, to the ratable payment or prepayment of principal outstanding on all Loans, in accordance with the Lenders' respective Percentages;

                  (vi) sixth, to the ratable payment of all other Obligations of the Loan Parties then outstanding under the Loan Documents.

The order of priority set forth in this Section 4.07(b) and the related provisions of this Agreement are set forth solely to determine the rights and priorities of the Agents and the Lenders as among themselves.

         SECTION 4.08. Proceeds of Collateral. During the continuance of an Event of Default and after declaration thereof by written notice from the Administrative Agent to the Borrowers, the Borrowers shall cause all proceeds of Collateral (other than Collateral in respect of which the Collateral Agent and/or the Administrative Agent shall have a prior security interest on behalf of the Lenders hereunder) to be deposited pursuant to arrangements for the collection of such amounts established by the Borrowers and the Administrative Agent (or the Collateral Agent, as applicable) for application pursuant to
Section 4.07. All collections of proceeds of Collateral which are received directly by the Company or any Subsidiary of the Company shall be deemed to have been received by the Company or such Subsidiary of the Company as the Collateral Agent's trustee and, during the continuance of an Event of Default and after declaration thereof by written notice from the Administrative Agent to the Borrowers, upon the Company's or such Subsidiary's receipt thereof, the Borrowers shall immediately transfer or cause to be transferred all such amounts to the Administrative Agent for application pursuant to Section 4.07. All other proceeds of Collateral received by the Collateral Agent and/or the Administrative Agent, whether through direct payment or otherwise, will be deemed received by such Agent, will be the sole property of such Agent, and will be held by such Agent, for the benefit of the Lenders for application pursuant to Section 4.07.

                                   ARTICLE V
                              CONDITIONS PRECEDENT

         SECTION 5.01. CONDITIONS PRECEDENT TO THE EFFECTIVENESS OF THIS AGREEMENT. The effectiveness of this Agreement is subject to the fulfillment of the following conditions precedent:

                  (a) The Administrative Agent shall have received, on or before the Closing Date, the following, in form and substance satisfactory to each Lender (except where otherwise specified below) and (except for any Promissory Notes) in sufficient copies for each Lender:

                  (i) Certified copies of the resolutions of the Board of Directors, or of the Executive Committee of the Board of Directors (or persons performing similar functions), of each Borrower, each Guarantor and each other Grantor (each a "LOAN

         PARTY") authorizing each such Loan Party to enter into each Loan Document to which it is, or is to be, a party, and of all documents evidencing other necessary corporate or other action and Governmental Approvals, if any, with respect to each such Loan Document.

                  (ii) A certificate of the Secretary or an Assistant Secretary of each Loan Party certifying the names, true signatures and incumbency of (A) the officers of such Loan Party authorized to sign the Loan Documents to which it is, or is to be, a party, and the other documents to be delivered hereunder and thereunder and (B) the representatives of such Loan Party authorized to sign notices to be provided under the Loan Documents to which it is, or is to be, a party, which representatives shall be acceptable to the Administrative Agent.

                  (iii) Copies of the Certificate of Incorporation and by-laws (or comparable constitutive documents) of each Loan Party, together with all amendments thereto, certified by the Secretary or an Assistant Secretary of each such Loan Party.

                  (iv) Good Standing Certificates (or other similar certificate) for each of the Loan Parties, issued by the Secretary of State of the jurisdiction of organization of each such Loan Party as of a recent date.

                  (v)      The Guaranty, duly executed by each Guarantor.

                  (vi) The Pledge Agreements, duly executed by the Borrowers and each Grantor, as applicable.

                  (vii) A certified copy of Schedule I hereto, in form and substance reasonably satisfactory to the Administrative Agent setting forth:

                           (A) all Project Finance Debt of the Company and the Consolidated Subsidiaries, as of September 30, 2003; and

                           (B)      debt (as such term is construed in
                  accordance with GAAP) of the Loan Parties as of September 30, 2003.

                  (viii) A certificate, executed by a duly authorized officer of the Company, certifying that as of September 30, 2003 the Company was in compliance with the requirements of Section 4.4 of the AIG Pledge Agreement (which certificate shall set forth in reasonable detail the calculations upon which the Company determined such compliance).

                  (ix) Favorable opinions of: (A) Belinda Foxworth, Esq., Deputy General Counsel of the Company and counsel for the other Loan Parties, in substantially the form of Exhibit C and as to such other matters as the Required Lenders, through the Administrative Agent, may reasonably request and (B) Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Loan Parties, in substantially the form of Exhibit D and as to such other matters as the Required Lenders, through the Administrative Agent, may reasonably request.

                  (x) Duly executed copies of a Reaffirmation in the form of Attachment A attached hereto from each of the Company's Subsidiaries identified thereon.

                  (b) The following statements shall be true and the Administrative Agent shall have received a certificate of a duly authorized officer of each Borrower, dated the Closing Date and in sufficient copies for each Lender stating that:

                  (i)      the representations and warranties set forth in
         Section 6.01 of this Agreement are true and correct with respect to such Borrower on and as of the Closing Date as though made on and as of such date,

                  (ii) no event has occurred and is continuing that constitutes a Default or an Event of Default, and

                  (iii) all Governmental Approvals necessary in connection with the Loan Documents and the transactions contemplated thereby and the continuing operations of such Borrower and its Subsidiaries have been obtained and are in full force and effect, and all third party approvals necessary or advisable in connection with the Loan Documents and the transactions contemplated thereby and the continuing operations of such Borrower and its Subsidiaries have been obtained and are in full force and effect, other than filings necessary to create or perfect security interests in the Collateral or as may be required under applicable energy, antitrust or securities laws in connection with the exercise of remedies with respect to certain Collateral.

                  (c) The Administrative Agent shall have received evidence satisfactory to it that all financing statements relating to the Collateral have been completed for filing or recording and/or filed, and all certificates representing capital stock or other ownership interests included in the Collateral (including, without limitation, certificates, if any, representing the capital stock or other ownership interests identified on Schedule II hereto) have been delivered to the Collateral Agent (with duly executed stock powers).

                  (d) The Borrowers shall have paid, on or before the Closing Date, all fees under or referenced in Section 2.02(b) and all expenses referenced in Section 10.04(a), in each case to the extent due and payable as of the Closing Date.

                  (e) The Administrative Agent shall have received each of the following on or before the Closing Date, in each case in form and substance satisfactory to it with sufficient copies for each Lender:

                  (i) A certificate, executed by the chief executive officer and the chief financial officer of the Company and Consumers, as applicable, in favor of the Agents and the Lenders with respect to the financial statements described in Sections 6.01(e)(i), (ii), (iii) and (iv) certifying that such financial statements have been prepared in accordance with GAAP (except for changes resulting from any Restatement Event other than the Restatement itself) and are true and correct as of the date of such certificate;

                  (ii) Copies of the financial statements described in Sections 6.01(e)(i), (ii), (iii) and (iv); and

                  (iii) Copies of the Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2002.

                  (f) The Administrative Agent shall have received evidence satisfactory to it that on the Closing Date all "Loans" under (and as defined in) the Existing Credit Agreement and all other amounts due under the Existing Credit Agreement have been paid in full by the Company.

         SECTION 5.02. CONDITIONS PRECEDENT TO EACH EXTENSION OF CREDIT. The obligation of each Lender to make an Extension of Credit (including the initial Extension of Credit, but excluding the Conversion of a Eurodollar Rate Loan into an ABR Loan) shall be subject to the further conditions precedent that, on the date of such Extension of Credit and after giving effect thereto:

                  (a) The following statements shall be true (and each of the giving of the applicable notice or request with respect thereto and the making of such Extension of Credit without prior correction by the applicable Borrower shall (to the extent that such correction has been previously consented to by the Lenders) constitute a representation and warranty by such Borrower that, on the date of such Extension of Credit, such statements are true):

                  (i)      the representations and warranties contained in
         Section 6.01 of this Agreement (other than those contained in subsections (e)(v) and (f) thereof) are correct on and as of the date of such Extension of Credit, before and after giving effect to such Extension of Credit and to the application of the proceeds thereof, as though made on and as of such date; and

                  (ii) no Default or Event of Default has occurred and is continuing, or would result from such Extension of Credit or the application of the proceeds thereof.

                  (b) The Administrative Agent shall have received such other approvals, opinions and documents as any Lender, through the Administrative Agent, may reasonably request as to the legality, validity, binding effect or enforceability of the Loan Documents or the business, assets, property, financial condition, results of operations or prospects of the Company and its Consolidated Subsidiaries.

         SECTION 5.03. CONDITIONS PRECEDENT TO CERTAIN EXTENSIONS OF CREDIT. The obligation of each Lender to make an Extension of Credit (including the initial Extension of Credit) that would (after giving effect to all Extensions of Credit on such date and the application of proceeds thereof) increase the principal amount outstanding hereunder, shall be subject to the further conditions precedent that, on the date of such Extension of Credit and after giving effect thereto:

                  (a) the following statements shall be true (and each of the giving of the applicable notice or request with respect thereto and the making of such Extension of Credit without prior correction by the applicable Borrower shall (to the extent that such correction has been previously consented to by the Lenders) constitute a representation and warranty by such Borrower that, on the date of such Extension of Credit, such statements are true):

                  (i) the representations and warranties contained in subsections (e)(v) and (f) of Section 6.01 of this Agreement are correct on and as of the date of such Extension of Credit, before and after giving effect to such Extension of Credit and to the application of the proceeds thereof, as though made on and as of such date; and

                  (ii) no Default or Event of Default has occurred and is continuing, or would result from such Extension of Credit or the application of the proceeds thereof;

                  (b) the Administrative Agent shall have received such other approvals, opinions and documents as any Lender, through the Administrative Agent, may reasonably request.

         SECTION 5.04. RELIANCE ON CERTIFICATES. The Lenders and each Agent shall be entitled to rely conclusively upon the certificates delivered from time to time by officers of the Loan Parties as to the names, incumbency, authority and signatures of the respective persons named therein until such time as the Administrative Agent may receive a replacement certificate, in form acceptable to the Administrative Agent, from an officer of such Person identified to the Administrative Agent as having authority to deliver such certificate, setting forth the names and true signatures of the officers and other representatives of such Person thereafter authorized to act on behalf of such Person.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

         SECTION 6.01. REPRESENTATIONS AND WARRANTIES OF THE BORROWERS. Each Borrower represents and warrants as follows:

                  (a) Existence and Standing. Each of the Borrowers, Consumers and each of the Restricted Subsidiaries is duly organized, validly existing and in good standing under the laws of the state of its organization and is duly qualified to do business in, and is in good standing in, all other jurisdictions where the nature of its business or the nature of property owned or used by it makes such qualification necessary.

                  (b) Authorization; No Conflicts. The execution, delivery and performance by each Loan Party of each Loan Document to which it is or will be a party (i) are within such Loan Party's powers, (ii) have been duly authorized by all necessary corporate or other organizational action or proceedings and (iii) do not and will not (A) require any consent or approval of the stockholders (or other applicable holder of equity) of such Loan Party (other than such consents and approvals which have been obtained and are in full force and effect), (B) violate any provision of the charter or by-laws (or other comparable constitutive documents) of such Loan Party or of law, (C) violate any legal restriction binding on or affecting such Loan Party, (D) result in a breach of, or constitute a default under, any indenture or loan or credit agreement or any other agreement, lease or instrument to which such Loan Party is a party or by which it or its properties may be bound or affected, or (E) result in or require the creation of any Lien (other than pursuant to the Loan Documents) upon or with respect to any of its respective properties.

                  (c) Government Consent. No Governmental Approval is required, other than filings necessary to create or perfect security interests in the Collateral or as may be required under applicable energy, antitrust or securities laws in connection with the exercise of remedies with respect to certain Collateral.

                  (d) Security Interests; Enforceability. Each Loan Document executed on the Closing Date is, and each other Loan Document to which any Loan Party will be a party when executed and delivered hereunder will (i) where applicable, create valid and, upon filing of the financing statements delivered on the Closing Date and described in Section 5.01(c), perfected security interests in the Collateral covered thereby securing the payment of all of the Loans purported to be secured thereby, which security interests shall be first priority perfected security interests, subject to Liens permitted under
Section 7.02(a), and (ii) be the legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms; subject to the qualification, however, that the enforcement of the rights and remedies herein and therein is subject to bankruptcy and other similar laws of general application affecting rights and remedies of creditors and the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

                  (e) Financial Statements; Material Adverse Change. (i) The consolidated balance sheets of the Company and its Consolidated Subsidiaries as at December 31, 2001 and December 31, 2002, and the related consolidated statements of income, retained earnings and cash flows of the Company and its Consolidated Subsidiaries for the fiscal years then ended, included in the Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2002, in each case as such financial statements have been restated in connection with the Restatement, copies of each of which have been furnished to the Administrative Agent for distribution to each Lender, fairly present the financial condition of the Company and its Consolidated Subsidiaries as at such dates and the results of operations of the Company and its Consolidated Subsidiaries for the periods ended on such dates (it being understood that such financial statements do not give effect to any Restatement Event other than the Restatement itself), all in accordance with generally accepted accounting principles consistently applied (except for changes resulting from any Restatement Event other than the Restatement itself); (ii) the consolidated balance sheets of Consumers and its consolidated Subsidiaries as at December 31, 2001 and December 31, 2002, and the related consolidated statements of income, retained earnings and cash flows of Consumers and its consolidated Subsidiaries for the fiscal years then ended, included in the Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2002, in each case as such financial statements have been restated in connection with the Restatement, copies of each of which have been furnished to the Administrative Agent for distribution to each Lender, fairly present the financial condition of Consumers and its consolidated Subsidiaries as at such dates and the results of operations of Consumers and its consolidated Subsidiaries for the periods ended on such dates (it being understood that such financial statements do not give effect to any Restatement Event other than the Restatement itself), all in accordance with generally accepted accounting principles consistently applied (except for changes resulting from any Restatement Event other than the Restatement itself);
(iii) the consolidated balance sheets of the Company and its Consolidated Subsidiaries as at March 31, 2003, June 30, 2003 and September 30, 2003 and the related consolidated statements of income, retained earnings and cash flows of the Company and its Consolidated Subsidiaries for the fiscal quarter ending on each such date and for the period beginning January 1, 2003 and ending September 30, 2003, in each case as such financial statements have been restated in connection with the Restatement, copies of each of which have been furnished to the Administrative Agent for distribution to each Lender, fairly present (subject to year-end audit adjustments) the financial condition of the Company and its Consolidated Subsidiaries as at each such date and the results of the Company and its Consolidated Subsidiaries for such periods (it being understood that such financial statements do not give effect to any Restatement Event other than the Restatement itself), all in accordance with generally accepted accounting principles consistently applied (except for changes resulting from any Restatement Event other than the Restatement itself);
(iv) the consolidated balance sheets of Consumers and its Consolidated Subsidiaries as at March 31, 2003, June 30, 2003 and September 30, 2003 and the related consolidated statements of income, retained earnings and cash flows of Consumers and its Consolidated Subsidiaries for the fiscal quarter ending on each such date and for the period beginning January 1, 2003 and ending September 30, 2003, in each case as such financial statements have been restated in connection with the Restatement, copies of each of which have been furnished to the Administrative Agent for distribution to each Lender, fairly present (subject to year-end audit adjustments) the financial condition of Consumers and its Consolidated Subsidiaries as at each such date and the results of Consumers and its Consolidated Subsidiaries for such periods (it being understood that such financial statements do not give effect to any Restatement Event other than the Restatement), all in accordance with generally accepted accounting principles consistently applied (except for changes resulting from any Restatement Event other than the Restatement itself); (v) since December 31, 2002, except as disclosed in the Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2002 and the Company's Quarterly Reports on Form 10-Q for the quarters ending March 31, 2003, June 30, 2003 and September 30, 2003 and Reports on Form 8-K filed with the Securities and Exchange Commission since December 31, 2002 but prior to the Closing Date, there has been no Material Adverse Change; and (vi) except as a result of any Restatement Event (other than the Restatement itself), no Loan Party has any material liabilities or obligations except as reflected in the foregoing financial statements and in
Schedule I, as evidenced by the Loan Documents and as may be incurred, in accordance with the terms of this Agreement, in the ordinary course of business (as presently conducted) following the Closing Date.

                  (f) Litigation. Except (i) as disclosed in the Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2002 and the Company's Quarterly Reports on Form 10-Q for the quarters ending March 31, 2003, June 30, 2003 and September 30, 2003 and Reports on Form 8-K filed with the Securities and Exchange Commission since December 31, 2002 but prior to the Closing Date, and (ii) such other similar actions, suits and proceedings predicated on the occurrence of the same events giving rise to any actions, suits and proceedings described in the Reports filed with the Securities and Exchange Commission set forth in clause (i) above (all such matters in clauses
(i) and (ii) being the "DISCLOSED MATTERS") and (iii) any Restatement Event, there are no pending or threatened actions, suits, investigations or proceedings against or, to the knowledge of such Borrower, affecting the Company or any of its Subsidiaries or the properties of the Company or any of its Subsidiaries before any court, governmental agency or arbitrator, that would, if adversely determined, reasonably be expected to materially adversely affect the financial condition, properties, business or operations of the Company and its Subsidiaries, considered as a whole, or affect the legality, validity or enforceability of this Agreement or any other Loan Document. There have been no material adverse developments with respect to the Disclosed Matters that have had or could reasonably be expected to result in a Material Adverse Change.

                  (g) Insurance. All insurance required by Section 7.01(b) is in full force and effect.

                  (h) ERISA. No Plan Termination Event has occurred nor is reasonably expected to occur with respect to any Plan of the Company or any of its ERISA Affiliates which would result in a material liability to the Company, except as disclosed and consented to by the Required Lenders in writing from time to time. Except as disclosed in the Company's Annual Report on Form 10-K/A for the period ended December 31, 2002, since the date of the most recent Schedule B (Actuarial Information) to the annual report of the Company (Form 5500 Series), if any, there has been no material adverse change in the funding status of the Plans referred therein and no "prohibited transaction" has occurred with respect thereto which is reasonably expected to result in a material liability to the Company. Neither the Company nor any of its ERISA Affiliates has incurred nor reasonably expects to incur any material withdrawal liability under ERISA to any Multiemployer Plan, except as disclosed and consented to by the Required Lenders in writing from time to time.

                  (i) Casualty. No fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (except for any such circumstance, if any, which is covered by insurance which coverage has been confirmed and not disputed by the relevant insurer) affecting the properties, business or operations of any Borrower, Consumers or any Restricted Subsidiary has occurred that could reasonably be expected to have a material adverse effect on the business, assets, property, financial condition, results of operations or prospects of (A) the Company and its Subsidiaries, considered as a whole, or (B) Consumers and its Subsidiaries, considered as a whole.

                  (j) Taxes. The Company and its Subsidiaries have filed all tax returns (Federal, state and local) required to be filed and paid all taxes shown thereon to be due, including interest and penalties, or, to the extent the Company or any of its Subsidiaries is contesting in good faith an assertion of liability based on such returns, has provided adequate reserves for payment thereof in accordance with GAAP.

                  (k) Legal Constraints on Dividends. No extraordinary judicial, regulatory or other legal constraints exist which limit or restrict Consumers' ability to declare or pay cash dividends with respect to its capital stock, other than (i) pursuant to the Consumers Credit Facility and (ii) any such restriction enacted or imposed by the Michigan Public Service Commission limiting such dividends to an amount not less than $190,000,000 during any twelve-month period.

                  (l)      Ownership of Certain Subsidiaries. The Company owns
(i) not less than 80% of the outstanding shares of common stock of Enterprises and (ii) not less than 80% of the outstanding shares of common stock of Consumers.

                  (m) Accuracy of Disclosures. The Consolidated 2003-2008 Projections of Consumers and the Borrowers (the "PROJECTIONS") are based upon assumptions that the Borrowers believed were reasonable at the time the Projections were delivered, and all other financial information delivered by the Borrowers to the Administrative Agent and the Banks on and after December 8, 2003 is true and correct in all material respects as at the dates and for the periods indicated therein (it being understood that such Projections and financial information included therein do not give effect to any Restatement Event other than the Restatement itself).

                  (n) Regulation U. (i) No Loan Party is engaged in the business of extending credit for the purpose of buying or carrying "margin stock" (within the meaning of Regulation U issued by the Board), (ii) and no proceeds of any Loan will be used to buy or carry any margin stock or to extend credit to others for the purpose of buying or carrying any margin stock and
(iii) following application of the proceeds of each Extension of Credit, not more than 25 percent of the value of the assets of the Company and its Subsidiaries on a consolidated basis will be margin stock.

                  (o) Investment Company Act. No Loan Party is an "investment company" (within the meaning of the Investment Company Act of 1940, as amended).

                  (p) Acquisition of Securities. No proceeds of any Extension of Credit will be used to acquire any security in any transaction without the approval of the board of directors of the Person issuing such security if (i) the acquisition of such security would cause any Borrower to own, directly or indirectly, 5.0% or more of any outstanding class of securities issued by such Person, or (ii) such security is being acquired in connection with a tender offer.

                  (q) PUHCA. No Loan Party is a registered "holding company" or a "subsidiary" or an "affiliate" of a registered "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, 15 USC 79 et seq.

                  (r) Material Adverse Change Information. The Borrowers have not withheld any fact from the Administrative Agent or the Lenders in regard to the occurrence of any Material Adverse Change.

                  (s) Solvency. After giving effect to the Loans to be made on the Closing Date or such other date as Loans requested hereunder are made, and the disbursement of the proceeds of such Loans pursuant to the applicable Borrower's instructions, the Company and its Subsidiaries, taken as a whole, are Solvent.

                  (t) Project Finance Debt. Schedule I sets forth as of September 30, 2003 (i) all Project Finance Debt of the Company and the Consolidated Subsidiaries, and (ii) all debt (as such term is construed in accordance with GAAP) of the Loan Parties, and, as of the Closing Date, there are no defaults in the payment of principal or interest on any such Debt and no payments thereunder have been deferred or extended beyond their stated maturity (except as disclosed on such Schedule).

                                  ARTICLE VII
                           COVENANTS OF THE BORROWERS

         SECTION 7.01. AFFIRMATIVE COVENANTS. So long as any Loan or any other amount payable hereunder or under any Promissory Note shall remain unpaid, or any Lender shall have any Commitment:

                  (a) Payment of Taxes, Etc. Each Borrower shall pay and discharge, and shall cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, all taxes, assessments and governmental charges, royalties or levies imposed upon it or upon its property except, in the case of taxes, to the extent such Borrower or any Subsidiary thereof, as the case may be, is contesting the same in good faith and by appropriate proceedings and has set aside adequate reserves for the payment thereof in accordance with GAAP.

                  (b) Maintenance of Insurance. Each Borrower shall maintain, and shall cause each of the Restricted Subsidiaries and Consumers to maintain, insurance covering the Borrowers and each of the Restricted Subsidiaries and Consumers and their respective properties in effect at all times in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general geographical area in which the Borrowers and the Restricted Subsidiaries and Consumers operate, either with reputable insurance companies or, in whole or in part, by establishing reserves of one or more insurance funds, either alone or with other corporations or associations.

                  (c) Preservation of Existence, Etc. Except as otherwise permitted by Section 7.02, each Borrower shall preserve and maintain, and shall cause each of the Restricted Subsidiaries and, in the case of the Company, Consumers to preserve and maintain, its corporate or limited liability company existence, material rights (statutory and otherwise) and franchises, and take such other action as may be necessary or advisable to preserve and maintain its right to conduct its business in the states where it shall be conducting its business.

                  (d) Compliance with Laws, Etc. Each Borrower shall comply, and shall cause each of the Restricted Subsidiaries and Consumers to comply, in all material respects with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, including any such laws, rules, regulations and orders relating to zoning, environmental protection, use and disposal of Hazardous Substances, land use, construction and building restrictions, and employee safety and health matters relating to business operations.

                  (e) Inspection Rights. Subject to the requirements of laws or regulations applicable to such Borrower or its Subsidiaries, as the case may be, and in effect at the time, at any time and from time to time upon reasonable notice, each Borrower shall permit (i) each Agent and its agents and representatives to examine and make copies of and abstracts from the records and books of account of, and the properties of, such Borrower or any of its Subsidiaries and (ii) each Agent, each of the Lenders, and their respective agents and representatives to discuss the affairs, finances and accounts of such Borrower and its Subsidiaries with such Borrower and its Subsidiaries and their respective officers, directors and accountants. Each such visitation and inspection described in the preceding sentence by or on behalf of any Lender shall, unless occurring at a time when a Default or Event of Default shall be continuing, be at such Lender's expense; all other such inspections and visitations shall be at such Borrower's expense.

                  (f) Keeping of Books. From and after December 31, 2002, each Borrower shall keep, and shall cause each of its Subsidiaries to keep, proper records and books of account, in which full and correct entries shall be made of all financial transactions of such Borrower and its Subsidiaries and the assets and business of such Borrower and its Subsidiaries, in accordance with GAAP (except as related to the Restatement).

                  (g) Maintenance of Properties, Etc. Each Borrower shall maintain, and shall cause each of the Restricted Subsidiaries to maintain, in substantial conformity with all laws and material contractual obligations, good and marketable title to all of its properties which are used or useful in the conduct of its business; provided, however, that the foregoing shall not restrict the sale or transfer of any asset of the Borrowers or any Restricted Subsidiary to the extent not otherwise prohibited by the terms of this Agreement. In addition, each Borrower shall preserve, maintain, develop, and operate, and shall cause each of its Subsidiaries to preserve, maintain, develop and operate, in substantial conformity with all laws and material contractual obligations, all of its material properties which are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

                  (h) Use of Proceeds. The Borrowers shall use all Extensions of Credit for general corporate purposes (subject to the terms and conditions of this Agreement).

                  (i) Consolidated Leverage Ratio. The Company shall maintain, as of the last day of each fiscal quarter (in each case, the "MEASUREMENT QUARTER"), a maximum ratio of (i) Consolidated Debt as of such day (calculated exclusive of Panhandle and its Subsidiaries), to (ii) Consolidated EBITDA for the immediately preceding four-fiscal-quarter period ending on such day (calculated exclusive of Panhandle and its Subsidiaries), of not more than
7.00 to 1.00, commencing with the Measurement Quarter ending December 31, 2003.

                  (j) Cash Coverage Ratio. The Company shall maintain, as of the last day of each Measurement Quarter, a minimum ratio of (i) the sum of
(A) Cash Dividend Income for the four-fiscal-quarter period ending on such day, plus (B) the lesser of (x) 25% of the Net Proceeds received by the Company from the sale, assignment or other disposition (but not the lease or license) of any property, including without limitation, any sale of capital stock or other equity interest in any of the Company's direct or indirect Subsidiaries during such period and (y) $50,000,000 to (ii) an amount equal to (A) interest expense (excluding (1) all arrangement, underwriting and other similar fees payable in connection with this Agreement, (2) all arrangement, underwriting and upfront fees paid in connection with the Borrowers' senior secured credit facilities dated March 30, 2003 and April 21, 2003 and (3) all interest or dividends paid on Hybrid Preferred Securities) accrued by the Company in respect of all Debt during such period, minus (B) cash interest income received by the Company from Persons other than any Subsidiary of the Company, during such period, minus (C) all amounts received by the Company from its Subsidiaries and Affiliates during such period constituting reimbursement of interest expense and commitment, guaranty and letter of credit charges of the Company to such Subsidiary or Affiliate, of not less than 1.20 to 1.00, commencing with the Measurement Quarter ending on December 31, 2003; provided, that the Company shall be deemed not to be in breach of the foregoing covenant if, during the Measurement Quarter, the Borrowers have permanently reduced the principal amount outstanding under this Agreement and the Promissory Notes, such that the amount determined pursuant to clause (ii) above, when recalculated on a pro forma basis assuming that the amount of such reduced principal amount outstanding under this Agreement and the Promissory Notes were in effect at all times during such four-fiscal-quarter period, would result in the Company being in compliance with such ratio.

                  (k) Further Assurances. The Borrowers shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that any Lender through the Administrative Agent may reasonably request in order to give effect to the transactions contemplated by this Agreement and the other Loan Documents. In addition, the Borrowers will use all reasonable efforts to duly obtain or make Governmental Approvals required from time to time on or prior to such date as the same may become legally required.

                  (l) Subsidiary Guarantees. The Borrowers will (i) with respect to each Person that becomes a Restricted Subsidiary after the Closing Date (other than (a) any Subsidiary of the Company organized under the laws of a jurisdiction located other than in the United States (each a "FOREIGN SUBSIDIARY") if the execution of the Guaranty by such Subsidiary would result in any materially adverse tax consequences to the Company and (b) MS&T), subject to any limitations under contractual restrictions as in effect as of the Closing Date or applicable law with respect to each Foreign Subsidiary, cause each such Restricted Subsidiary to execute the Guaranty pursuant to which it agrees to be bound by the terms and provisions of the Guaranty, and (ii) cause such Persons identified in clause (i) above to deliver resolutions, opinions of counsel and such other constitutive documentation as the Administrative Agent may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent.

                  (m) Compliance with Fee Letter. The Borrowers shall comply with all of their respective obligations under the Fee Letter.

                  (n) Payment of Declared Dividend. Each Borrower shall cause each of its direct Subsidiaries to, and Enterprises shall, pay all dividends within 30 days after declaration thereof.

                  (o) Collateral. Each Borrower will cause, and will cause each of the other Loan Parties to cause, all of such Person's right, title and interest in, to and under the Collateral owned by it to be subject at all times to first priority, perfected security interests in favor of the Collateral Agent for the benefit of the Lenders to secure its respective Obligations, subject in any case to Liens permitted under Section 7.02(a).

         SECTION 7.02. NEGATIVE COVENANTS. So long as any Loan or any other amount payable hereunder or under any Promissory Note shall remain unpaid or any Lender shall have any Commitment, each Borrower agrees that it shall not, without the written consent of the Required Lenders:

                  (a) Liens, Etc. (1) Create, incur, assume or suffer to exist, or permit any of the Loan Parties to create, incur, assume or suffer to exist, any Lien upon or with respect to any of its properties of any character (including capital stock and other ownership interests of the Borrowers' directly-owned Subsidiaries, intercompany obligations and accounts), whether now owned or hereafter acquired, or (2) file, or permit any of the other Loan Parties to file, under the Uniform Commercial Code of any jurisdiction a financing statement which names either Borrower or any other Loan Party as debtor (other than financing statements that do not evidence a Lien), or (3) sign, or permit any of the other Loan Parties to sign, any security agreement or other document authorizing any secured party thereunder to file any such financing statement, or (4) assign, or permit any of the other Loan Parties to assign, accounts, excluding, however, from the operation of the foregoing restrictions the Liens created under the Loan Documents and the following:

                  (i) Liens for taxes, assessments or governmental charges or levies to the extent not past due;

                  (ii) cash pledges or deposits to secure (A) obligations under workmen's compensation laws or similar legislation, (B) public or statutory obligations of any of the other Loan Parties, (C) reimbursement obligations of Enterprises, CMS Generation or MS&T with respect to letters of credit issued by Bank of America, N.A. (or any of its affiliates), in connection with the settlement of claims related to MS&T's energy trading operations in an aggregate amount not to exceed $58,000,000, (D) Support Obligations of any Borrower or any Loan Party, or (E) obligations of Enterprises or MS&T in respect of hedging arrangements and commodity purchases and sales (including any cash margins with respect thereto); provided that with respect to clauses
         (D) and (E) above the aggregate amount of cash pledges or deposits securing such Support Obligations and such obligations of Enterprises or MS&T shall not exceed $400,000,000 at any one time outstanding;

                  (iii) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar Liens arising in the ordinary course of business securing obligations which are not overdue or which have been fully bonded and are being contested in good faith;

                  (iv)     Liens securing the obligations under the Loan
         Documents;

                  (v) Liens securing Off-Balance Sheet Liabilities (and all refinancings and recharacterizations thereof permitted under Section 7.02(b)(iv)) in an aggregate amount not to exceed $775,000,000;

                  (vi) purchase money Liens or purchase money security interests upon or in property acquired or held by any Borrower or any other Loan Party in the ordinary course of business to secure the purchase price of such property or to secure indebtedness incurred solely for the purpose of financing the acquisition of any such property to be subject to such Liens or security interests, or Liens or security interests existing on any such property at the time of acquisition, or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided that no such Lien or security interest shall extend to or cover any property other than the property being acquired and no such extension, renewal or replacement shall extend to or cover property not theretofore subject to the Lien or security interest being extended, renewed or replaced, and provided, further, that the aggregate principal amount of the Debt at any one time outstanding secured by Liens permitted by this clause
         (vi) shall not exceed $15,000,000;

                  (vii) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of any Borrower or any other Loan Party;

                  (viii) Liens existing on any capital asset of any Person at the time such Person is merged or consolidated with or into, or otherwise acquired by, any Borrower or any other Loan Party and not created in contemplation of such event, provided that such Liens do not encumber any other property or assets and such merger, consolidation or acquisition is otherwise permitted under this Agreement;

                  (ix) Liens existing on any capital asset prior to the acquisition thereof by any Loan Party and not created in contemplation thereof; provided that such Liens do not encumber any other property or assets;

                  (x)      Liens existing as of the Closing Date;

                  (xi) Liens securing Project Finance Debt otherwise permitted under this Agreement;

                  (xii) Liens arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses (v), (viii), (ix), (x) or (xi); provided that
         (a) such Debt is not secured by any additional assets, and (b) the amount of such Debt secured by any such Lien is otherwise permitted under this Agreement;

                  (xiii) Liens on accounts receivable (other than intercompany receivables) and other contract rights of MS&T and its Subsidiaries arising on or after the Closing Date in favor of any Person (other than an Affiliate of the Company or any of its Subsidiaries) that facilitates the origination of such accounts receivable or other contract rights;

                  (xiv) Liens on accounts receivable (other than intercompany receivables) of MS&T in favor of Bank of America, N.A. (or any of its affiliates) to secure the reimbursement obligations of Enterprises, CMS Generation and MS&T with respect to letters of credit issued by Bank of America, N.A. (or any of its affiliates) in connection with the settlement of claims related to MS&T's energy trading obligations in an aggregate amount not to exceed $58,000,000;

                  (xv) subordinated Liens granted pursuant to the terms of the AIG Pledge Agreement, which Liens shall be subordinated pursuant to the terms of the Intercreditor Agreement, to secure certain surety bond obligations as described in the AIG Pledge Agreement;

                  (xvi) assignment by MS&T of its rights under that certain Gas Purchase Agreement dated as of April 1, 1999 between MS&T and Quicksilver Resources, Inc. to Bank of America, N.A. (or any of its affiliates) in connection with the settlement of claims related to MS&T's energy trading operations; and

                  (xvii) assignment of accounts constituting any portion of the assets transferred in connection with the Monetization Transaction.

                  (b) Debt. Permit Enterprises or any Subsidiary of Enterprises to create, incur, assume or suffer to exist any debt (as such term is construed in accordance with GAAP) other than:

                  (i) debt arising by reason of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Enterprises' or its Subsidiaries' business;

                  (ii) in the form of indemnities in respect of unfiled mechanics' liens and Liens affecting Enterprises' or its Subsidiaries' properties permitted under Section 7.02(a)(iii);

                  (iii)    debt arising under the Loan Documents;

                  (iv) debt constituting Off-Balance Sheet Liabilities (including any recharacterization thereof as debt pursuant to any changes in generally accepted accounting principles hereafter required or permitted and which are adopted by the Company or any of its Subsidiaries with the agreement of its independent certified public accountants) to the extent permitted by Section 7.02(o), and any extensions, renewals, refundings or replacements thereof, provided that any such extension, renewal, refunding or replacement is in an aggregate principal amount not greater than the principal amount of, is an obligation of the same Person that is the obligor in respect of, and has a weighted average life to maturity not less than the weighted average life to maturity of, the debt so extended, renewed, refunded or replaced;

                  (v) other debt of Enterprises and its Subsidiaries outstanding on the Closing Date (including the debt of the Loan Parties as of September 30, 2003 as set forth on Schedule I), and any extensions, renewals, refundings or replacements thereof, provided that any such extension, renewal, refunding or replacement is in an aggregate principal amount not greater than the principal amount of, is an obligation of the same Person that is the obligor in respect of, and has a weighted average life to maturity not less than the weighted average life to maturity of, the debt so extended, renewed, refunded or replaced;

                  (vi) (a) unsecured, subordinated debt owed (i) to the Company by Enterprises, (ii) to Enterprises or CMS Capital, L.L.C. (or any successor by merger to CMS Capital, L.L.C.) and (iii) to any Grantor by any Loan Party, and (b) unsecured debt owed to any Subsidiary of Enterprises (other than a Grantor) by CMS Capital, L.L.C. (or any successor by merger to CMS Capital, L.L.C.), and (c) unsecured debt of any Foreign Subsidiary of Enterprises owed to another Foreign Subsidiary of Enterprises provided that the proceeds of any repayment of such debt are remitted to a Loan Party;

                  (vii) Project Finance Debt of any Loan Party or any of its Subsidiaries incurred for working capital purposes (including construction) on or after the Closing Date;

                  (viii) capital lease obligations and other Debt secured by purchase money Liens to the extent such Liens shall be permitted under
         Section 7.02(a)(vi);

                  (ix) (a) Project Finance Debt incurred by Takoradi International Company in respect of the Takoradi Project (other than Project Finance Debt permitted to be incurred pursuant to clause (vii) above) in an aggregate principal amount not to exceed $52,000,000 minus the Net Proceeds received by Takoradi International Company from the sale of accounts receivable; provided, that Takoradi International Company shall make a distribution of the Net Proceeds therefrom and the Company shall receive not less than its ratable share of such Net Proceeds;

                  (x) reimbursement obligations of Enterprises, CMS Generation or MS&T with respect to letters of credit issued by Bank of America, N.A. (or any of its affiliates), in connection with the settlement of claims related to MS&T's energy trading operations in an aggregate amount not to exceed $58,000,000;

                  (xi) Support Obligations of Enterprises or any Guarantor incurred in connection with the Takoradi Project, in an aggregate amount not to exceed $15,000,000; and

                  (xii) preferred interests in the Monetization Entity acquired as part of the Monetization Transaction, even if classified as debt for GAAP purposes.

                  (c) Lease Obligations. Create, incur, assume or suffer to exist, or permit any of the other Loan Parties to create, incur, assume or suffer to exist, any obligations as lessee for the rental or hire of real or personal property of any kind under leases or agreements to lease (other than leases which constitute Debt) having an original term of one year or more which would cause the aggregate direct or contingent liabilities of the Borrowers and the other Loan Parties in respect of all such obligations payable in any period of 12 consecutive calendar months to exceed $50,000,000.

                  (d) Investments in Other Persons. Make, or permit any of the other Loan Parties to make, any loan or advance to any Person, or purchase or otherwise acquire any capital stock, obligations or other securities of, make any capital contribution to, or otherwise invest in, any Person, other than (i) Permitted Investments, (ii) pursuant to the contractual or contingent obligations of such Borrower or any other Loan Party as in effect as of the Closing Date and in amounts not to exceed the estimated amounts as set forth on
Schedule I hereto (whether such obligation is conditioned upon a change in the ratings of the securities issued by such Person or otherwise) and, in each case, in an amount not to exceed such contractual or contingent obligation as in effect on the Closing Date, (iii) investments, directly or indirectly, by any Loan Party (x) in the capital of any Subsidiary of the Company that is a Loan Party and (y) in assets contributed to such Loan Party, provided that if any such assets constitute Collateral prior to such contribution, such assets shall remain Collateral after giving effect to such contribution and prior to such contribution such Borrower shall, and shall cause each applicable Subsidiary to, execute and deliver to the Administrative Agent all agreements, instruments and documents as may be necessary or reasonably requested by the Administrative Agent to perfect its security interest in such Collateral, (iv) investments in the capital stock or other ownership interests of any of the Company's Subsidiaries arising from the conversion of intercompany indebtedness to equity,
(v) intercompany loans and advances to the extent the corresponding debt is permitted under Section 7.02(b)(vi), (vi) investments constituting non-cash consideration received in connection with the sale of any asset not otherwise prohibited under this Agreement, (vii) investments constituting the contribution of certain assets in connection with the initial capitalization of the Monetization

Entity within the scope of the definition of "Monetization Transaction", and
(viii) additional loans, advances, purchases, contributions and other investments in an amount not to exceed $340,000,000 in the aggregate at any time; provided, however, that investments described in clauses (iv) (solely with respect to investments made in any Subsidiary that is not a Loan Party) and
(vii) above shall not be permitted to be made at a time when either a Default or an Event of Default shall be continuing or would result therefrom; provided, further, that, notwithstanding the foregoing, neither such Borrower nor any Loan Party shall make any loans or advances to any of the Company's Subsidiaries other than, to the extent otherwise permitted hereunder, Enterprises or any Subsidiary of Enterprises.

                  (e) Restricted Payments. Declare or pay, or permit any other Loan Party to declare or pay, directly or indirectly, any dividend, payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any share of any class of common stock of the Company or any share of any class of capital stock or other ownership interests of any of the other Loan Parties (other than (1) stock splits and dividends payable solely in nonconvertible equity securities of the Company (other than Redeemable Stock or Exchangeable Stock (as such terms are defined in the Indenture on the Closing Date)) and (2) dividends and distributions made to such Borrower or a Loan Party), or purchase, redeem, retire, or otherwise acquire for value, or permit any of the other Loan Parties to purchase, redeem, retire, or otherwise acquire for value, any shares of any class of common stock of the Company or any share of any class of capital stock or other ownership interests of any of the other Loan Parties or any warrants, rights, or options to acquire any such shares, now or hereafter outstanding, or make, or permit any of the other Loan Parties to make, any distribution of assets to any of its shareholders (other than distributions to such Borrower or any other Loan Party) (any such dividend, payment, distribution, purchase, redemption, retirement or acquisition being hereinafter referred to as a "RESTRICTED PAYMENT") other than
(i) pursuant to the terms of any class of capital stock of the Company issued and outstanding (and as in effect on) the Closing Date, any purchase or redemption of capital stock of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, capital stock of the Company (other than Redeemable Stock or Exchangeable Stock (as such terms are defined in the Indenture on the Closing Date)); and (ii) payments made by such Borrower or any other Loan Party pursuant to the Tax Sharing Agreement.

                  (f) Compliance with ERISA. (i) Permit to exist any "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended), (ii) terminate, or permit any ERISA Affiliate to terminate, any Plan or withdraw from, or permit any ERISA Affiliate to withdraw from, any Multiemployer Plan, so as to result in any material (in the opinion of the Required Lenders) liability of such Borrower, any other Loan Party or Consumers to such Plan, Multiemployer Plan or the PBGC, or (iii) permit to exist any occurrence of any Reportable Event (as defined in Title IV of ERISA), or any other event or condition, which presents a material (in the opinion of the Required Lenders) risk of such a termination by the PBGC of any Plan or withdrawal from any Multiemployer Plan so as to result in a material liability to such Borrower, any other Loan Party or Consumers.

                  (g) Transactions with Affiliates. Enter into, or permit any of its Subsidiaries to enter into, any transaction with any of its Affiliates unless such transaction is on terms no less favorable to such Borrower or such Subsidiary than if the transaction had been negotiated in good faith on an arm's-length basis with a non-Affiliate; provided that the Monetization Transaction and any transaction permitted under Sections 7.02(b), 7.02(e) or 7.02(h) shall be permitted hereunder.

                  (h) Mergers, Etc. Merge with or into or consolidate with or into, or permit any of the other Loan Parties or Consumers to merge with or into or consolidate with or into, any other Person, except that (i) (x) any Loan Party may merge with or into any other Loan Party, (y) any Subsidiary of a Loan Party that is not a Loan Party may merge into such Loan Party or with or into any other Subsidiary of any Loan Party, provided that (a) in any such merger with or into a Borrower, such Borrower (or, in the case of a merger of the Company and Enterprises, the Company) is the surviving corporation, (b) in any such merger into a Loan Party under clause (y) above, the Loan Party is the survivor thereof, (c) no Default or Event of Default shall be continuing or result therefrom and (d) such Loan Party shall not be liable with respect to any Debt or allow its property to be subject to any Lien which it could not become liable with respect to or allow its property to become subject to under this Agreement or any other Loan Document on the date of such transaction, and (ii) any Loan Party may merge with or into any other Person, provided that (a) (x) such Loan Party is the survivor thereof, or (y) in the case of any Loan Party that is a corporation reconstituting itself as limited liability company, such limited liability company shall be the survivor thereof and shall confirm its obligations as successor to such Loan Party under the Loan Documents to which such Loan Party is a party in form and substance reasonably acceptable to the Administrative Agent (and any Loan Party that shall have pledged the capital stock of such predecessor Loan Party shall reconfirm the pledge of such survivor's ownership interests as Collateral under the Loan Documents) and such survivor shall be thereafter deemed to be a Loan Party hereunder, (b) no Default or Event of Default shall be continuing or result therefrom, (c) such Loan Party shall not be liable with respect to any Debt or allow its property to be subject to any Lien which it could not become liable with respect to or allow its property to become subject to under this Agreement or any other Loan Document on the date of such transaction, and (d) immediately after giving effect to such merger, the Net Worth of such Loan Party shall be equal to or greater than the Net Worth of such Loan Party as of the last day of the fiscal quarter immediately preceding the date of such merger.

                  (i) Sales, Etc., of Assets. Sell, lease, transfer, assign, or otherwise dispose of all or any substantial part of its assets, or permit any of the other Loan Parties (other than MS&T) to sell, lease, transfer, or otherwise dispose of all or any substantial part of its assets, except to give effect to a transaction permitted by subsection (h) above or subsection (j) below, provided, further, that neither such Borrower nor any of the other Loan Parties (other than MS&T) shall sell, assign, transfer, lease, convey or otherwise dispose of any property, whether now owned or hereafter acquired, or any income or profits therefrom, or enter into any agreement to do so, except:

                  (A) the sale of property for consideration not less than the Fair Market Value thereof so long as (i) any non-cash consideration resulting from such sale shall be pledged or assigned to the Collateral Agent, for the benefit of the Lenders, pursuant to an instrument in form and substance reasonably acceptable to the Collateral Agent, (ii) cash consideration resulting from such sale shall be (x) in an amount determined by such Borrower for any sale the consideration of which is $10,000,000 or less, or, together with all other such sales under this clause (x), $25,000,000 or less, or (y) for all other sales, not less than 90% of the aggregate consideration resulting from such sale, and (iii) such Borrower complies with the mandatory prepayment provisions set forth in Section 2.03(c);

                  (B) the transfer of property from a Loan Party to any Loan Party;

                  (C) the transfer of property constituting an investment otherwise permitted under Section 7.02(d);

                  (D) the sale of electricity and natural gas and other property in the ordinary course of the Company's and its Subsidiaries respective businesses consistent with past practice;

                  (E) any transfer of an interest in receivables and related security, accounts or notes receivable on a limited recourse basis in connection with the incurrence of Off-Balance Sheet Liabilities, provided that such transfer qualifies as a legal sale and as a sale under GAAP and the incurrence of such Off-Balance Sheet Liabilities is permitted under Section 7.02(o);

                  (F) a sale within the scope of the definition of "Monetization Transaction";

                  (G) the transfer of property constituting not more than two percent (2%) of the ownership interests held by the Company and its Subsidiaries as of the Closing Date in CMS International Ventures, L.L.C. to CMS Energy Foundation and/or Consumers Foundation and/or any other third-party 501(c)(3) charitable organization; and

                  (H) the disposition of equipment if such equipment is obsolete or no longer useful in the ordinary course of such Borrower's or such Subsidiary's business.

                  (j) Maintenance of Ownership of Subsidiaries. Sell, transfer, assign or otherwise dispose of any shares of capital stock or other ownership interests of any of the Loan Parties or any warrants, rights or options to acquire such capital stock or other ownership interests, or permit any other Loan Party to issue, sell, transfer, assign or otherwise dispose of any shares of its capital stock or other ownership interests or the capital stock or other ownership interests of any other Loan Party or any warrants, rights or options to acquire such capital stock or other ownership interests, except (i) to give effect to a transaction permitted by subsection (d), (h) or
(i) above, and (ii) in connection with the foreclosure of any Liens permitted under Section 7.02(a)(iv).

                  (k) Amendment of Tax Sharing Agreement. Directly or indirectly, amend, modify, supplement, waive compliance with, seek a waiver under, or assent to noncompliance with, any term, provision or condition of the Tax Sharing Agreement if the effect of such amendment, modification, supplement, waiver or assent is to (i) reduce materially any amounts otherwise payable to, or increase materially any amounts otherwise owing or payable by, such Borrower thereunder, or (ii) change materially the timing of any payments made by or to such Borrower thereunder.

                  (l) Prepayments of Indebtedness. Make or agree to pay or make, or permit any of the other Loan Parties to make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Debt (other than the obligations of the Loan Parties under the Loan Documents), or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Debt (other than the obligations of the Loan Parties under the Loan Documents), other than (i) any payments on account of (a) any Debt when and as such payment was due (including at the maturity thereof if the initial stated maturity thereof is on or prior to the Maturity Date) pursuant to the mandatory payment provisions applicable to such Debt at the time it was incurred (including, without limitation, regularly scheduled payment dates for principal, interest, fees and other amounts due thereon) or any extension thereof thereafter granted by the holder of such Debt, (b) refinancings of Debt otherwise permitted under this Agreement, (c) any Debt owed to the Company or any of its Subsidiaries, (d) Debt secured by a Lien on assets subject to an asset sale not otherwise prohibited under this Agreement and (e) the extinguishment of any intercompany Debt in connection with a dividend or distributions permitted under Section 7.02(e), (ii) payments constituting the exchange of the Company's common stock (other than Redeemable Stock or Exchangeable Stock (as such terms are defined in the Indenture on the Closing
Date)) for the Company's outstanding Debt (and any cash payments made in lieu of the issuance of fractional shares) to the extent such exchange is permitted under the Exchange Act, and (iii) so long as no Loans or other Obligations shall be outstanding hereunder and the Company shall have Cash and Permitted Investments in an aggregate amount not less than $100,000,000 after giving effect thereto, any payment in respect of any other Debt.

                  (m) Conduct of Business. Engage, or permit any Restricted Subsidiary to engage, in any business other than (a) the business engaged in by the Company and its Subsidiaries on the date hereof, and (b) any business or activities which are substantially similar, related or incidental thereto.

                  (n) Organizational Documents. Amend, modify or otherwise change, or permit any Restricted Subsidiary to amend, modify or otherwise change any of the terms or provisions in any of their respective certificate of incorporation and by-laws (or comparable constitutive documents) as in effect on the Closing Date in any manner adverse to the interests of the Lenders.

                  (o) Off-Balance Sheet Liabilities. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries (other than, in the case of the Company, Consumers and its Subsidiaries) to create, incur, assume or suffer to exist, Off-Balance Sheet Liabilities (exclusive of lease obligations otherwise permitted under Section 7.02(c)) in the aggregate in excess of $775,000,000 at any time.

         SECTION 7.03. REPORTING OBLIGATIONS. So long as any Loan or any other amount payable hereunder or under any Promissory Note shall remain unpaid or any Lender shall have any Commitment, the Company will, unless the Required Lenders shall otherwise consent in writing, furnish to the Administrative Agent (for delivery to each Lender), the following:

                  (a) as soon as possible and in any event within five days after any Borrower knows or should have reason to know of the occurrence of each Default or Event of Default continuing on the date of such statement, a statement of the chief financial officer or chief accounting officer of the Company setting forth details of such Default or Event of Default and the action that the Borrowers propose to take with respect thereto;

                  (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Company, commencing with the fiscal quarter ending on March 31, 2004, (i) a consolidated balance sheet and consolidated statements of income and retained earnings and of cash flows of the Company and its Subsidiaries as at the end of such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter (which requirement shall be deemed satisfied by the delivery of the Company's quarterly report on Form 10-Q for such quarter), all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer or chief accounting officer of the Company as having been prepared in accordance with GAAP, (ii) a consolidated balance sheet and consolidated statements of income and retained earnings and of cash flows of Consumers and its Subsidiaries as at the end of such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter (which requirement shall be deemed satisfied by the delivery of the Company's quarterly report on Form 10-Q for such quarter), all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer or chief accounting officer of Consumers as having been prepared in accordance with GAAP, (iii) a schedule (substantially in the form of Exhibit E appropriately completed) of (1) for the periods ending March 31, 2004 and thereafter, the computations used by the Company in determining compliance with the covenants contained in Sections 7.01(i) and 7.01(j) and the ratio set forth in Section 8.01(j), (2) all Project Finance Debt of the Company and the Consolidated Subsidiaries, together with the Company's Ownership Interest in each such Consolidated Subsidiary and (3) all Support Obligations of the Borrowers of the types described in clauses (iv) and (v) of the definition of Support Obligations (whether or not each such Support Obligation or the primary obligation so supported is fixed, conclusively determined or reasonably quantifiable), to the extent such Support Obligations have not been previously disclosed as "Consolidated Debt" pursuant to clause (1) above, and (iv) a certificate of the chief financial officer or chief accounting officer of each Borrower stating that no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrowers propose to take with respect thereto;

                  (c) as soon as available and in any event within 120 days after the end of each fiscal year of the Company and its Subsidiaries, commencing with the fiscal year ending on December 31, 2003, a copy of the Annual Report on Form 10-K (or any successor form) for the Company and its Subsidiaries for such year, including therein (i) a consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and consolidated statements of income and retained earnings and of cash flows of the Company and its Subsidiaries for such fiscal year, accompanied by a report thereon of a nationally-recognized independent public accounting firm, and (ii) a consolidated balance sheet of Consumers and its Subsidiaries as of the end of such fiscal year and consolidated statements of income and retained earnings and of cash flows of Consumers and its Subsidiaries for such fiscal year, accompanied by a report thereon of a nationally-recognized independent public accounting firm, together with (iii) a schedule in form satisfactory to the Required Lenders of (1) the computations used by such accounting firm in determining, as of the end of such fiscal year, compliance with the covenants contained in Sections 7.01(i) and 7.01(j) and the ratio set forth in Section 8.01(j), (2) all Project Finance Debt of the Company and the Consolidated Subsidiaries, together with the Company's Ownership Interest in each such Consolidated Subsidiary and (3) all Support Obligations of the Borrowers of the types described in clauses (iv) and (v) of the definition of Support Obligations (whether or not each such Support Obligation or the primary obligation so supported is fixed, conclusively determined or reasonably quantifiable), to the extent such Support Obligations have not been previously disclosed as "Consolidated Debt" pursuant to clause (1) above, and (iv) a certificate of the chief financial officer or chief accounting officer of each Borrower stating that no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrowers propose to take with respect thereto;

                  (d) as soon as available and in any event within 60 days after the end of each of each fiscal quarter of Enterprises, commencing with the fiscal quarter ending on March 31, 2004, a consolidated balance sheet and consolidated statements of income and retained earnings and of cash flows of Enterprises and its Subsidiaries as at the end of such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer or chief accounting officer of Enterprises as having been prepared in accordance with GAAP;

                  (e) as soon as available and in any event within 120 days after the end of each fiscal year of Enterprises and its Subsidiaries, commencing with the fiscal year ending on December 31, 2003, a consolidated balance sheet of Enterprises and its Subsidiaries as of the end of such fiscal year and consolidated statements of income and retained earnings and of cash flows of Enterprises and its Subsidiaries for such fiscal year, all in reasonable detail and duly certified by the chief financial officer or chief accounting officer of Enterprises as having been prepared in accordance with GAAP;

                  (f) as soon as possible and in any event (A) within 30 days after the Company knows or has reason to know that any Plan Termination Event described in clause (i) of the definition of Plan Termination Event with respect to any Plan of the Company or any ERISA Affiliate of the Company has occurred and could reasonably be expected to result in a material liability to the Company and (B) within 10 days after the Company knows or has reason to know that any other Plan Termination Event with respect to any Plan of the Company or any ERISA Affiliate of the Company has occurred and could reasonably be expected to result in a material liability to the Company, a statement of the chief financial officer or chief accounting officer of the Company describing such Plan Termination Event and the action, if any, which the Company proposes to take with respect thereto;

                  (g) promptly after receipt thereof by the Company or any of its ERISA Affiliates from the PBGC, copies of each notice received by the Company or any such ERISA Affiliate of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan;

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                  (h)      promptly and in any event within 30 days after the
filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan (if any) to which the Company is a contributing employer;

                  (i) promptly after receipt thereof by the Company or any of its ERISA Affiliates from a Multiemployer Plan sponsor, a copy of each notice received by the Company or any of its ERISA Affiliates concerning the imposition or amount of withdrawal liability in an aggregate principal amount of at least $250,000 pursuant to Section 4202 of ERISA in respect of which the Company is reasonably expected to be liable;

                  (j) promptly after the Company becomes aware of the occurrence thereof, notice of all actions, suits, proceedings or other events of the type described in Section 6.01(f);

                  (k) promptly after the sending or filing thereof, notice to the Administrative Agent and each Lender of any sending or filing of all proxy statements, financial statements and reports which the Company sends to its public security holders (if any), all regular, periodic and special reports which the Company files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange, pursuant to the Exchange Act, and all final prospectuses with respect to any securities issued or to be issued by the Company or any of its Subsidiaries;

                  (l) as soon as possible and in any event within five days after the occurrence of any material default under any material agreement to which the Company or any of its Subsidiaries is a party, which default would materially adversely affect the business, assets, property, financial condition, results of operations or prospects of the Company and its Subsidiaries, considered as a whole, any of which is continuing on the date of such certificate, a certificate of the chief financial officer of the Company setting forth the details of such material default and the action which the Company or any such Subsidiary proposes to take with respect thereto;

                  (m) concurrently with the closing of the transaction described in clause (iii) of the definition of "Monetization Transaction", a certificate from the chief financial officer or chief accounting officer of the Company certifying that, as of the date thereof, no Default or Event of Default shall be continuing or result therefrom;

                  (n) promptly after requested, such other information respecting the business, properties, condition or operations, financial or otherwise, of the Company and its Subsidiaries as any Agent or the Required Lenders may from time to time reasonably request in writing.

The Company shall be deemed to have fulfilled its obligations pursuant to clauses (b), (c), (d), (e), (j) and (k) above to the extent the Administrative Agent (and the Lenders, if applicable) receives an electronic copy of the requisite document or documents in a format reasonably acceptable to the Administrative Agent, provided that a tangible copy of each requisite document delivered electronically is made available by the Company promptly upon request by any Agent or Lender.

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                                  ARTICLE VIII
                                    DEFAULTS

         SECTION 8.01. EVENTS OF DEFAULT. If any of the following events (each an "EVENT OF DEFAULT") shall occur and be continuing, the Administrative Agent and the Lenders shall be entitled to exercise the remedies set forth in Section 8.02:

                  (a) The Borrowers shall fail to pay (i) any principal of any Loan when due or (ii) any interest thereon, fees or other Obligations (other than any principal of any Loan) payable hereunder within two Business Days after such interest, fees or other amounts shall have become due; or

                  (b) Any representation or warranty made by or on behalf of any Loan Party in any Loan Document or certificate or other writing delivered pursuant thereto shall prove to have been incorrect in any material respect when made or deemed made; or

                  (c) Any Borrower or any of its Subsidiaries shall fail to perform or observe any term or covenant on its part to be performed or observed contained in Section 7.01(c), (h), (i), (j), (l) or (n) or in Section 7.02 hereof (and the Borrowers, each Lender and each Agent hereby agrees that an Event of Default under this subsection (c) shall be given effect as if the defaulting Subsidiary were a party to this Agreement); or

                  (d) Any Borrower or any of its Subsidiaries shall fail to perform or observe any other term or covenant on its part to be performed or observed contained in any Loan Document and any such failure shall remain unremedied, after written notice thereof shall have been given to the Borrowers by the Administrative Agent, for a period of 10 Business Days (and the Borrowers, each Lender and each Agent hereby agrees that an Event of Default under this subsection (d) shall be given effect as if the defaulting Subsidiary were a party to this Agreement); or

                  (e) Any Borrower, any Restricted Subsidiary or Consumers shall fail to pay any of its Debt (including any interest or premium thereon but excluding Debt incurred under this Agreement) aggregating, in the case of the Borrowers and each Restricted Subsidiary, $10,000,000 or more or, in the case of Consumers, $25,000,000 or more, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in any agreement or instrument relating to such Debt; or any other default under any agreement or instrument relating to any such Debt (including any "amortization event" or event of like import in connection with any Off-Balance Sheet Liabilities), or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is (i) to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; unless in each such case the obligee under or holder of such Debt shall have waived in writing such circumstance so that such circumstance is no longer continuing, or (ii) with respect to any such event occurring in connection with any Off-Balance Sheet Liabilities aggregating $10,000,000 or more, to terminate the reinvestment of collections or proceeds of receivables and related security under any

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agreements or instruments related thereto (other than a termination resulting solely from the request of the Company or its Subsidiaries); or

                  (f) (i) Any Borrower, any Restricted Subsidiary or Consumers shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make an assignment for the benefit of creditors; or (ii) any proceeding shall be instituted by or against any Borrower, any Restricted Subsidiary or Consumers seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of its debts under any law relating to bankruptcy, insolvency, or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of a proceeding instituted against a Borrower, either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including the entry of an order for relief against a Borrower, a Restricted Subsidiary or Consumers or the appointment of a receiver, trustee, custodian or other similar official for such Borrower, such Restricted Subsidiary or Consumers or any of its property) shall occur; or (iii) any Borrower, any Restricted Subsidiary or Consumers shall take any corporate or other action to authorize any of the actions set forth above in this subsection
(f); or

                  (g) Any judgment or order for the payment of money in excess of $10,000,000 shall be rendered against any Borrower, any Guarantor or any of their respective properties and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (h) Any material provision of any Loan Document, after execution hereof or delivery thereof under Article V, shall for any reason other than the express terms hereof or thereof cease to be valid and binding on any party thereto; or any Loan Party shall so assert in writing; or any Guarantor shall terminate or revoke any of its obligations under the Guaranty; or

                  (i) Any "Event of Default" shall occur under and as defined in the AIG Pledge Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time; or

                  (j) There shall be imposed or enacted any Consumers Dividend Restriction, the result of which is that the Dividend Coverage Ratio shall be less than 1.15 to 1.0 at any time after the imposition of such Consumers Dividend Restriction; or

                  (k) At any time, for any reason (except to the extent permitted by the terms of the Loan Documents or due to any failure by the Collateral Agent to take any action on its part to be performed under applicable law in order to maintain the perfection or priority of any such Liens), (i) the Liens intended to be created under any of the Loan Documents with respect to Collateral having a Fair Market Value of $10,000,000 or more become, or the Company or any of its Subsidiaries seeks to render such Liens, invalid or unperfected, or (ii) Liens in favor of the Collateral Agent for the benefit of the Lenders contemplated by the Loan Documents with

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respect to Collateral having a Fair Market Value of $10,000,000 or more shall, at any time, for any reason, be invalidated or otherwise cease to be in full force and effect, or such Liens shall not have the priority contemplated by this Agreement or the Loan Documents.

         SECTION 8.02. REMEDIES. If any Event of Default has occurred and is continuing, then the Administrative Agent or the Collateral Agent, as applicable, shall at the request, or may with the consent, of the Required Lenders, upon notice to the Borrowers (i) declare the Commitments and the obligation of each Lender to make or Convert Loans to be terminated, whereupon the same shall forthwith terminate, (ii) declare the principal amount outstanding hereunder, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the principal amount outstanding hereunder, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Borrower, and (iii) exercise in respect of any and all Collateral, in addition to the other rights and remedies provided for herein or otherwise available to the Administrative Agent, the Collateral Agent or the Lenders, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of New York and in effect in any other jurisdiction in which Collateral is located at that time; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to any Borrower or any Guarantor under the Bankruptcy Code, (A) the Commitments and the obligation of each Lender to make or Convert Loans shall automatically be terminated and (B) the principal amount outstanding hereunder, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by each Borrower.

                                   ARTICLE IX
                                   THE AGENTS

         SECTION 9.01. AUTHORIZATION AND ACTION.

                  (a) Each of the Lenders hereby irrevocably appoints each Agent (other than the Syndication Agent and the Documentation Agents) as its agent and authorizes each such Agent to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

                  (b) Any Lender serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such Lender and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any of its Subsidiaries or other Affiliate thereof as if it were not an Agent hereunder.

                  (c) No Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (i) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing, (ii) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers

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expressly contemplated by the Loan Documents that such Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in
Section 10.01), and (iii) except as expressly set forth in the Loan Documents, no Agent shall have any duty to disclose, or shall be liable for the failure to disclose, any information relating to the Company or any of its Subsidiaries or Affiliates that is communicated to or obtained by the Lender serving as such Agent or any of its Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.01 or any other provision of this Agreement) or in the absence of its own gross negligence or willful misconduct. Each Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice thereof is given to such Agent by a Borrower or a Lender (in which case such Agent shall promptly give a copy of such written notice to the Lenders and the other Agents). No Agent shall be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with any Loan Document, (B) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (D) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (E) the satisfaction of any condition set forth in Article V or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent. Neither the Syndication Agent nor the Documentation Agents shall have any duties or obligations in such capacity under any of the Loan Documents.

                  (d) Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

                  (e) Each Agent may perform any and all its duties and exercise its rights and powers by or through one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding subsections of this Section 9.01 shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as an Agent.

                  (f) Subject to the appointment and acceptance of a successor Agent as provided in this subsection (f), any Agent may resign at any time by notifying the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of

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the Lenders, appoint a successor Agent which shall be a Lender with an office in
New York, New York, or an Affiliate of any such Lender. Upon the acceptance of its appointment as an Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After an Agent's resignation hereunder, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as an Agent.

                  (g) Each Lender acknowledges that it has independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Each Lender agrees (except as provided in Section 10.05) that it will not take any legal action, nor institute any actions or proceedings, against any Borrower or any other obligor hereunder or with respect to any Collateral, without the prior written consent of the Required Lenders. Without limiting the generality of the foregoing, no Lender may accelerate or otherwise enforce its portion of the Loans, or unilaterally terminate its Commitment except in accordance with
Section 8.02.

         SECTION 9.02. INDEMNIFICATION. The Lenders agree to indemnify each Agent (to the extent not reimbursed by the Borrowers), ratably according to the respective Percentages of the Lenders, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of this Agreement or any action taken or omitted by such Agent under this Agreement, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agents and the Arrangers promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agents and the Arrangers in connection with the preparation, syndication, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement to the extent that the Agents and the Arrangers are entitled to reimbursement for such expenses pursuant to Section 10.04 but are not reimbursed for such expenses by the Borrowers.

         SECTION 9.03. CONCERNING THE COLLATERAL AND THE LOAN DOCUMENTS.

                  (a) Each Lender authorizes and directs the Collateral Agent to enter into the Loan Documents relating to the Collateral for the benefit of the Lenders. Each Lender agrees that any action taken by any Agent or the Required Lenders (or, where required by the express

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terms of this Agreement, a greater proportion of the Lenders) in accordance with the provisions of this Agreement or the other Loan Documents, and the exercise by any Agent or the Required Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. Without limiting the generality of the foregoing, the Collateral Agent shall have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection with this Agreement and the Loan Documents relating to the Collateral; (ii) execute and deliver each Loan
Document relating to the Collateral and accept delivery of each such agreement delivered by any Borrower or any other Loan Party a party thereto; (iii) act as collateral agent for the Lenders for purposes of the perfection of all Liens created by such agreements and all other purposes stated therein; provided, however, the Collateral Agent hereby appoints, authorizes and directs the other Agents and the Lenders to act as collateral sub-agent for the Collateral Agent and the Lenders for purposes of the perfection of all Liens with respect to any property of the Company or any of its Subsidiaries at any time in the possession of such Lender, including, without limitation, deposit accounts maintained with, and cash held by, such Lender; (iv) manage, supervise and otherwise deal with the Collateral; (v) take such action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Loan Documents; and (vi) except as may be otherwise specifically restricted by the terms of this Agreement or any other Loan Document, exercise all remedies given to the Collateral Agent or the Lenders with respect to the Collateral under the Loan Documents relating thereto, applicable law or otherwise.

                  (b) The Administrative Agent and each Lender hereby directs, in accordance with the terms of this Agreement, the Collateral Agent to release any Lien held by the Collateral Agent for the benefit of the Lenders:

                  (i) against all of the Collateral, upon payment in full of the Obligations of all of the Loan Parties under the Loan Documents and termination of this Agreement;

                  (ii) against any part of the Collateral sold or disposed of by the Company or any of its Subsidiaries, if such sale or disposition is otherwise permitted under this Agreement, as certified to the Collateral Agent by the Borrowers, or is otherwise consented to by the Required Lenders;

                  (iii) against any part of the Collateral consisting of a promissory note, upon payment in full of the Debt evidenced thereby; and/or

                  (iv) against any of the Collateral and any Grantor upon the occurrence of any event described in Section 8.10 of the Pledge Agreement described in clause (i) of the definition of "Pledge Agreements" or in Section 9.10 of the Pledge Agreement described in clause (ii) of the definition of "Pledge Agreements".

The Administrative Agent and each Lender hereby directs the Collateral Agent to execute and deliver or file such termination and partial release statements and do such other things as are necessary to release Liens to be released pursuant to this Section 9.03(b) promptly upon the effectiveness of any such release.

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         SECTION 9.04. RELEASE OF GUARANTORS. Upon (x) the liquidation or dissolution of any Guarantor, or sale of all of the capital stock or other ownership interests of any Guarantor, or the sale of assets of any Guarantor the result of which is that such Guarantor no longer qualifies as a Restricted Subsidiary, in each case which is permitted pursuant to the terms of any Loan Document or consented to in writing by the Required Lenders or all of the Lenders, as applicable, and upon at least five (5) Business Days' prior written request by the Borrowers or (y) the occurrence of any event described in Section 11 of the Guaranty, the Collateral Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the applicable Guarantor from its obligations under the Guaranty; provided, however, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in the Collateral Agent's opinion, would expose the Collateral Agent to liability or create any obligation or entail any consequence other than the release of such Guarantor without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Loans, any other Guarantor's obligations under the Guaranty, or, if applicable, any obligations of any Borrower or any Subsidiary of any Borrower in respect of the proceeds of any such sale retained by any Borrower or any Subsidiary of any Borrower.

                                   ARTICLE X
                                  MISCELLANEOUS

         SECTION 10.01. AMENDMENTS, ETC. No amendment or waiver of any provision of any Loan Document, nor consent to any departure by any Borrower or any other Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (i) waive, modify or eliminate any of the conditions specified in Article V, (ii) increase the Commitments of the Lenders that may be maintained hereunder, (iii) reduce or forgive the principal of, or interest on, any Loan, any Applicable Margin, any Commitment Fee Margin or any fees or other amounts payable hereunder (other than fees payable to the Administrative Agent pursuant to Section 2.02(b)), (iv) postpone any date fixed for any payment of principal of, or interest on, any Loan or any fees or other amounts payable hereunder (other than fees payable to the Administrative Agent pursuant to Section 2.02(b)) (except with respect to any modifications of the provisions relating to amounts, timing or application of prepayments of Loans and other Obligations which modification shall require only the approval of the Required Lenders), (v) change the definition of "Required Lenders" contained in Section 1.01 or change any other provision that specifies the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans or the number of Lenders which shall be required for the Lenders or any of them to take any action hereunder, (vi) amend, waive or modify Section 2.03(b) or this Section 10.01, (vii) release the Collateral Agent's Lien on all of the Collateral or any portion of the Collateral in excess of $50,000,000 (except as provided in Section 9.03(b)),
(viii) extend the Commitment Termination Date or the Maturity Date or (ix) amend, waive or modify any provision of Section 4.01(g), 4.05 or 4.07 that provides for or ensures ratable distributions to the Lenders; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by each affected Agent in addition to the Lenders required above to take such action, affect the rights or duties of any Agent under this Agreement or any other Loan Document. Any

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

request from the Borrowers for any amendment, waiver or consent under this
Section 10.01 shall be addressed to the Administrative Agent.

         SECTION 10.02. NOTICES, ETC. Subject to Section 10.14, all notices and other communications provided for hereunder and under the other Loan Documents shall be in writing and mailed, sent by courier service, telecopied or delivered, (i) if to either Borrower, at its address at One Energy Plaza, Jackson, Michigan 49201, Attention: S. Kinnie Smith, Jr., General Counsel, with a copy to Laura L. Mountcastle, Vice President, Investor Relations and Treasurer, One Energy Plaza, Jackson, Michigan 49201; (ii) if to any Bank, at the address set forth on Schedule III hereto with respect to such Bank; (iii) if to any Lender other than a Bank, at its Applicable Lending Office specified in the Lender Assignment pursuant to which it became a Lender; (iv) if to the Administrative Agent with respect to funding or payment of any amounts hereunder, at its address at 2 Penns Way, Suite 200, New Castle, DE 19270, Attn:
Dawn Conover, Telephone No. (302) 894-6063, Telecopy No. (302) 894-6120; (v) if to the Administrative Agent for any other reason or to the Collateral Agent, at its address at 388 Greenwich Street, New York, New York 10003, Attn: Nick McKee, Telephone No. (212) 816-8592, Telecopy No. (212) 816-8098; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. Each such notice or other communication shall be effective
(i) if given by telecopy transmission, when transmitted to the telecopy number specified in this Section 10.02 and confirmation of receipt is received, (ii) if given by mail, 5 days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered at the address specified in this Section 10.02, except that notices and communications to any Agent pursuant to Article II, III, or IX shall not be effective until received by such Agent.

         SECTION 10.03. NO WAIVER OF REMEDIES. No failure on the part of any Borrower, any Lender or any Agent to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 10.04. COSTS, EXPENSES AND INDEMNIFICATION.

                  (a) The Borrowers jointly and severally agree to (i) reimburse on demand all reasonable costs and expenses of each Agent and each Arranger (including reasonable fees and expenses of counsel to the Agents) in connection with (A) the preparation, syndication, negotiation, execution and delivery of the Loan Documents and (B) the care and custody of any and all collateral, and any proposed modification, amendment, or consent relating to any Loan Document, and (ii) to pay on demand all reasonable costs and expenses of each Agent and, on and after the date upon which the principal amount outstanding hereunder becomes or is declared to be due and payable pursuant to
Section 8.02 or an Event of Default specified in Section 8.01(a) shall have occurred and be continuing, each Lender (including fees and expenses of counsel to the Agents, special Michigan counsel to the Lenders and, from and after such date, counsel for each Lender (including the allocated costs and expenses of in-house counsel)) in connection with the workout, restructuring or enforcement (whether through negotiations, legal

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proceedings or otherwise) of this Agreement, the other Loan Documents and the other documents to be delivered hereunder.

                  (b) The Borrowers jointly and severally agree to indemnify each Agent, each Arranger, each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "INDEMNIFIED PERSON") against, and hold each Indemnified Person harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnified Person, incurred by or asserted against any Indemnified Person arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby or thereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or other Extension of Credit or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of any Hazardous Substance on or from any property owned or operated by any Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of its Subsidiaries, (iv) the use of the Platform as contemplated herein, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnified Person is a party thereto; provided that such indemnity shall not, as to any Indemnified Person, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Person.

                  (c)      The Borrowers' other obligations under this Section
10.04 shall survive the repayment of all amounts owing to the Lenders and the Agents under the Loan Documents and the termination of the Commitments. If and to the extent that the obligations of any Borrower under this Section 10.04 are unenforceable for any reason, the Borrowers jointly and severally agree to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law.

         SECTION 10.05. RIGHT OF SET-OFF.

                  (a) Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 8.02 to authorize the Administrative Agent to declare the principal amount outstanding hereunder to be due and payable pursuant to the provisions of Section 8.02, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Borrower, against any and all of the obligations of such Borrower now or hereafter existing under this Agreement and the Promissory Notes held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such Promissory Notes, as the case may be, and although such obligations may be unmatured. Each Lender agrees to notify promptly the applicable Borrower after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off

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and application. The rights of each Lender under this Section 10.05 are in addition to other rights and remedies (including other rights of set-off) which such Lender may have.

                  (b) Each Borrower agrees that it shall have no right of off-set, deduction or counterclaim in respect of its obligations hereunder, and that the obligations of the Lenders hereunder are several and not joint. Nothing contained herein shall constitute a relinquishment or waiver of any Borrower's rights to any independent claim that such Borrower may have against any Agent or any Lender for such Agent's or such Lender's, as the case may be, gross negligence or willful misconduct, but no Lender shall be liable for any such conduct on the part of any Agent or any other Lender, and no Agent shall be liable for any such conduct on the part of any Lender or any other Agent.

         SECTION 10.06. BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Borrowers and the Agents and when the Administrative Agent shall have been notified by each Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrowers, the Agents and each Lender and their respective successors and assigns, except that, other than in connection with Enterprises reconstituting itself as a limited liability company as permitted under Section 7.02(h), neither Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

         SECTION 10.07. ASSIGNMENTS AND PARTICIPATION.

                  (a) Any Lender may sell participations in all or a portion of its rights and obligations under this Agreement pursuant to subsection (b) below and any Lender may assign all or any part of its rights and obligations under this Agreement pursuant to subsection (c) below.

                  (b) Any Lender may sell participations to one or more banks or other entities (each a "PARTICIPANT") in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and its outstanding Loan), provided that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrowers hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of the Loans of such Lender for all purposes of this Agreement and (iv) the Borrowers shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which would require consent of all of the Lenders pursuant to the terms of Section 10.01 or of any other Loan Document. The Borrowers agree that each Participant shall be deemed to have the right of set-off provided in Section 10.05 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of set-off provided in Section 10.05 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each

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Participant, and each Participant, by exercising the right of set-off provided in Section 10.05, agrees to share with each Lender, any amount received pursuant to the exercise of its right of set-off, such amounts to be shared in accordance with Section 10.05 as if each Participant were a Lender. The Borrowers further agree that each Participant shall be entitled to the benefits of Sections 4.04 and 4.06 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(c); provided that (i) a Participant shall not be entitled to receive any greater payment under Section 4.04 or 4.06 than the Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account, unless the sale of such interest to such Participant is made with the prior written consent of the Borrowers, and (ii) any Participant not incorporated under the laws of the United States of America or any State thereof agrees to comply with the provisions of Section 4.06 to the same extent as if it were a Lender.

                  (c) Any Lender may, in the ordinary course of its business and in accordance with applicable law, with the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed), at any time assign to any other Lender or to any Eligible Bank all or any part of its rights and obligations under this Agreement, provided that the aggregate of the Commitments and the principal amount the Loans subject to any such assignment (other than assignments to a Federal Reserve Bank, or to any other Lender, or to any direct or indirect contractual counterparties in swap agreements relating to the Loans to the extent required in connection with the physical settlement of any Lender's obligations pursuant thereto) shall be $5,000,000 (or such lesser amount consented to by the Administrative Agent); provided that, unless such Lender is assigning all of its rights and obligations hereunder, after giving effect to such assignment the assigning Lender shall have Commitments and Loans in the aggregate of not less than $5,000,000 (unless otherwise consented to by the Administrative Agent).

                  (d) Any Lender may, in connection with any sale or participation or proposed sale or participation pursuant to this Section 10.07 disclose to the purchaser or Participant or proposed purchaser or Participant any information relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers, provided that prior to any such disclosure of non-public information, the purchaser or Participant or proposed purchaser or Participant (which Participant is not an affiliate of a Lender) shall agree to preserve the confidentiality of any confidential information (except any such disclosure as may be required by law or regulatory process) relating to the Borrowers received by it from such Lender.

                  (e) Assignments under this Section 10.07 shall be made pursuant to an agreement (a "LENDER ASSIGNMENT") substantially in the form of Exhibit F hereto or in such other form as may be agreed to by the parties thereto and shall not be effective until a $3,500 fee has been paid to the Administrative Agent by the assignee, which fee shall cover the cost of processing such assignment, provided, that such fee shall not be incurred in the event of an assignment by any Lender of all or a portion of its rights under this Agreement to (i) a Federal Reserve Bank, (ii) a Lender (iii) an affiliate of the assigning Lender (which affiliate shall be an Eligible Bank) or (iv) to any direct or indirect contractual counterparties in swap agreements relating to the Loans to the extent required in connection with the physical settlement of any Lender's obligations pursuant thereto.

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                  (f)      Notwithstanding anything to the contrary contained
herein, any Lender (a "GRANTING LENDER") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrowers, the option to provide to the Borrowers all or any part of any Loan that such Granting Lender is obligated to make to the Borrowers pursuant to this Agreement; provided that
(i) nothing herein shall constitute a commitment by any SPC to make any Loan,
(ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall remain obligated to make such Loan pursuant to the terms hereof, (iii) the Borrowers shall not be required to pay any amount under Section 4.06 that is greater than the amount which it would have been required to pay had there been no grant to an SPC and
(iv) any SPC (or assignee of an SPC) will comply, if applicable, with the provisions contained in Section 4.06. No grant by any Granting Lender to an SPC agreeing to provide a Loan or the making of such Loan by such SPC shall operate to relieve such Granting Lender of its liabilities and obligations hereunder, except to the extent of the making of such Loan by such SPC. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In addition, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that any SPC may (i) with notice to, but without the prior written consent of, the Borrowers and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Administrative Agent in its sole discretion) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This Section 10.07(f) may not be amended without the written consent of any SPC that holds an option to provide Loans. No recourse under any obligation, covenant, or agreement of the SPC contained in this Agreement shall be had against any shareholder, officer, agent or director of the SPC as such, by the enforcement of any assessment or by any proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is a corporate obligation of the SPC and no personal liability shall attach to or be incurred by any officer, agent or member of the SPC as such, or any of them under or by reason of any of the obligations, covenants or agreements of the SPC contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by the SPC of any such obligations, covenants or agreements, either at law or by statute or constitution, of every such shareholder, officer, agent or director is hereby expressly waived by all parties to this Agreement as a condition of and consideration for the SPC entering into this Agreement; provided, however, that the foregoing shall not relieve any such person or entity of any liability they might otherwise have as a result of fraudulent actions or omissions taken by them. All parties to this Agreement acknowledge and agree that the SPC shall only be liable for any claims that each of them may have against the SPC only to the extent of the SPC's assets. The provisions of this clause shall survive the termination of this Agreement.

                  (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank;

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provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                  (h) The Administrative Agent shall maintain at its address referred to in Section 10.02 a copy of each Lender Assignment delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agents and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         SECTION 10.08. CONFIDENTIALITY. In connection with the negotiation and administration of this Agreement and the other Loan Documents, the Borrowers have furnished and will from time to time furnish to the Agents and the Lenders (each, a "RECIPIENT") written information which is identified to the Recipient when delivered as confidential (such information, other than any such information which (i) was publicly available, or otherwise known to the Recipient, at the time of disclosure, (ii) subsequently becomes publicly available other than through any act or omission by the Recipient or (iii) otherwise subsequently becomes known to the Recipient other than through a Person whom the Recipient knows to be acting in violation of his or its obligations to the Borrowers, being hereinafter referred to as "CONFIDENTIAL INFORMATION"). The Recipient will not knowingly disclose any such Confidential Information to any third party (other than to those persons who have a confidential relationship with the Recipient), and will take all reasonable steps to restrict access to such information in a manner designed to maintain the confidential nature of such information, in each case until such time as the same ceases to be Confidential Information or as the Borrowers may otherwise instruct. It is understood, however, that the foregoing will not restrict the Recipient's ability to freely exchange such Confidential Information with its Affiliates or with prospective Participants in or assignees of the Recipient's position herein, but the Recipient's ability to so exchange Confidential Information shall be conditioned upon any such Affiliate's or prospective Participant's (as the case may be) entering into an agreement as to confidentiality similar to this Section 10.08. It is further understood that the foregoing will not prohibit the disclosure of any or all Confidential Information if and to the extent that such disclosure may be required (1) by a regulatory agency, self-regulatory body or otherwise in connection with an examination of the Recipient's records by appropriate authorities, (2) pursuant to court order, subpoena or other legal process or in connection with any proceeding, suit or other action relating to any Loan Document or (3) otherwise, as required by law; in the event of any required disclosure under clause (2) or
(3), above, the Recipient agrees to use reasonable efforts to inform the Borrowers as promptly as practicable to the extent not prohibited by law. Notwithstanding any other provision of this Agreement, each party (and each Participant pursuant to Section 10.07) (and each employee, representative or other agent of such party (or Participant)) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of the transactions contemplated by the Loan Documents and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such U.S. tax treatment and U.S. tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

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         SECTION 10.09. Waiver of Jury Trial. THE BORROWERS, THE AGENTS AND THE
LENDERS EACH HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OTHER INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER.

         SECTION 10.10. GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AGREEMENT AND THE PROMISSORY NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS OF THE STATE OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES). THE BORROWERS, THE LENDERS AND THE AGENTS, EACH (I) IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT SITTING IN NEW YORK CITY IN ANY ACTION ARISING OUT OF ANY LOAN DOCUMENT, (II) AGREES THAT ALL CLAIMS IN SUCH ACTION MAY BE DECIDED IN SUCH COURT, (III) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM AND (IV) CONSENTS TO THE SERVICE OF PROCESS BY MAIL. A FINAL JUDGMENT IN ANY SUCH ACTION SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY MANNER PERMITTED BY LAW OR AFFECT ITS RIGHT TO BRING ANY ACTION IN ANY OTHER COURT. EACH BORROWER AGREES THAT THE AGENTS SHALL HAVE THE RIGHT TO PROCEED AGAINST SUCH BORROWER OR ITS PROPERTY IN A COURT IN ANY LOCATION TO ENABLE THE AGENTS AND THE LENDERS TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF ANY AGENT OR ANY LENDER. EACH BORROWER AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY ANY AGENT OR ANY LENDER TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF ANY AGENT OR ANY LENDER. EACH BORROWER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH ANY AGENT OR ANY LENDER MAY COMMENCE A PROCEEDING DESCRIBED IN THIS SECTION.

         SECTION 10.11. RELATION OF THE PARTIES; NO BENEFICIARY. No term, provision or requirement, whether express or implied, of any Loan Document, or actions taken or to be taken by any party thereunder, shall be construed to create a partnership, association, or joint venture between such parties or any of them. No term or provision of this Agreement or any other Loan Document shall be construed to confer a benefit upon, or grant a right or privilege to, any Person other than the parties hereto or thereto. Each Borrower hereby acknowledges that neither any Agent nor any Lender has any fiduciary relationship with or fiduciary duty to such Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agents and the Lenders, on the one hand, and such Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor.

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         SECTION 10.12. EXECUTION IN COUNTERPARTS. This Agreement may be
executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

         SECTION 10.13. SURVIVAL OF AGREEMENT. All covenants, agreements, representations and warranties made herein and in the certificates pursuant hereto shall be considered to have been relied upon by the Agents and the Lenders and shall survive the making by the Lenders of the Extensions of Credit and the execution and delivery to the Lenders of any Promissory Notes evidencing the Extensions of Credit and shall continue in full force and effect so long as any Promissory Note or any amount due hereunder is outstanding and unpaid or any Commitment of any Lender has not been terminated.

         SECTION 10.14. PLATFORM.

                  (a) Each Borrower shall use its commercially reasonable best efforts to transmit to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Agreement and the other Loan Documents, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a notice of borrowing or other extension of credit or a conversion of an existing interest rate on any Loan or Borrowing (including, without limitation, any Notice of Conversion), (ii) relates to the payment of any principal or other amount due hereunder prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default hereunder or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Extension of Credit hereunder (all such non-excluded communications being referred to herein collectively as "COMMUNICATIONS"), in an electronic/soft medium in a format reasonably acceptable to the Administrative Agent to oploanswebadmin@citigroup.com (or such other e-mail address designated by the Administrative Agent from time to time). In addition, each Borrower shall continue to provide the Communications to the Administrative Agent in the manner specified in this Agreement but only to the extent requested by the Administrative Agent. Each Lender and the Borrowers further agree that the Administrative Agent may make the Communications available to the Lenders by posting the Communications on IntraLinks or a substantially similar electronic transmission system (the "PLATFORM"); provided, however, that upon written notice to the Administrative Agent and the Company, any Lender (such lender a "DECLINING LENDER") may decline to receive Communications via the Platform and shall direct the Company to provide, and the Company shall so provide, such Communications to such Declining Lender by delivery to such Declining Lender's address set forth on Schedule III hereto, or as specified in the Lender Assignment pursuant to which it become a Lender or as otherwise directed in such notice. Subject to the conditions set forth in the proviso in the immediately preceding sentence, nothing in this Section 10.14 shall prejudice the right of the Administrative Agent to make the Communications available to the Lenders in any other manner specified herein.

                  (b) Each Lender (other than a Declining Lender) agrees that e-mail notice to it (at the address provided pursuant to the next sentence and deemed delivered as provided in the next paragraph) specifying that Communications have been posted to the Platform shall

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constitute effective delivery of such Communications to such Lender for purposes of this Agreement. Each Lender (other than a Declining Lender) agrees (i) to notify the Administrative Agent in writing (including by electronic communication) from time to time to ensure that the Administrative Agent has on record an effective e-mail address for such Lender to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such e-mail address.

                  (c) Each party hereto (other than a Declining Lender) agrees that any electronic communication referred to in this Section 10.14 shall be deemed delivered upon the posting of a record of such communication as "sent" in the e-mail system of the sending party or, in the case of any such communication to the Administrative Agent, upon the posting of a record of such communication as "received" in the e-mail system of the Administrative Agent, provided that if such communication is not so received by the Administrative Agent during the normal business hours of the Administrative Agent, such communication shall be deemed delivered at the opening of business on the next business day for the Administrative Agent.

                  (d) Each party hereto acknowledges that the distribution of material through an electronic medium is not necessarily secure and there are confidentiality and other risks associated with such distribution.

                  (e)      EACH PARTY HERETO FURTHER ACKNOWLEDGES AND AGREES
THAT:

                  (i) NONE OF THE ADMINISTRATIVE AGENT, ITS AFFILIATES NOR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY, THE "CITIGROUP PARTIES") WARRANTS THE ADEQUACY OF THE PLATFORM OR THE ACCURACY OR COMPLETENESS OF ANY COMMUNICATIONS, AND EACH CITIGROUP PARTY EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN ANY COMMUNICATIONS, AND

                  (ii) NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY CITIGROUP PARTY IN CONNECTION WITH ANY COMMUNICATIONS OR THE PLATFORM.

                  (f) This Section 10.14 shall terminate on the date that neither CUSA nor any of the Citigroup Parties is the Administrative Agent under this Agreement.

                                   ARTICLE XI
                             CO-BORROWER PROVISIONS

         SECTION 11.01. APPOINTMENT. Each of the Borrowers hereby irrevocably designates, appoints and authorizes the other Borrower as its agent and attorney-in-fact to take actions under this Agreement and the other Loan Documents, together with such powers as are reasonably incidental thereto. The Agents and the Lenders shall be entitled to rely, and shall be fully

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protected in relying, upon any communication from or to any Borrower as having been delivered by or to all Borrowers. Any action taken by one Borrower under this Agreement and the other Loan Documents shall be binding upon the other Borrower. Each Borrower agrees that it is jointly and severally liable to the Agents and the Lenders for the payment of the Obligations and that such liability is independent of the Obligations of the other Borrower and whether such Obligations become unenforceable against the other Borrower.

         SECTION 11.02. SEPARATE ACTIONS. A separate action or actions may be brought and prosecuted against any Borrower whether such action is brought against the other Borrower or whether the other Borrower is joined in such action or actions. Each Borrower authorizes the Administrative Agent and the Lenders to release the other Borrower without in any manner or to any extent affecting the liability of such Borrower hereunder or under the Loan Documents. Each Borrower waives any defense arising by reason of any disability or other defense of the other Borrower, or the cessation for any reason whatsoever of the liability of the other Borrower with respect to any of the Obligations, or any claim that such Borrower's liability hereunder exceeds or is more burdensome than the liability of the other Borrower.

         SECTION 11.03. OBLIGATIONS ABSOLUTE AND UNCONDITIONAL. Each Borrower hereby agrees that its Obligations hereunder and under the Loan Documents shall be unconditional, irrespective of:

                  (a) the validity, enforceability, avoidance or subordination of any of the Obligations or any of the Loan Documents as to the other Borrower;

                  (b) the absence of any attempt by, or on behalf of, any Agent or any Lender to collect, or to take any other action to enforce, all or any part of the Obligations whether from or against the other Borrower;

                  (c) any borrowing or grant of a security interest by the other Borrower or any receiver or assignee in relation to the other Borrower following the occurrence of any event described in Section 8.01(f), pursuant to any provision of applicable law comparable to Section 364 of the Bankruptcy Code;

                  (d) the disallowance, under any provision of applicable law comparable to Section 502 of the Bankruptcy Code, of all or any portion of the claims against the other Borrower held by any Lender or any Agent, for repayment of all or any part of the Obligations;

                  (e)      the insolvency of the other Borrower; and

                  (f) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the other Borrower (other than payment in full in cash of the Obligations and the termination of the Commitments).

         SECTION 11.04. WAIVERS AND ACKNOWLEDGEMENTS.

                  (a) Except as otherwise expressly provided under any provision of the Loan Documents or as required by any mandatory provision of applicable law, each Borrower hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of receivership, insolvency or bankruptcy of any Borrower or any other Person, protest or notice with respect to the Obligations, all setoffs and counterclaims and all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Agreement and the other Loan Documents, and all other demands whatsoever (and shall not require that the same be made on the other Borrower as a condition precedent to the other Borrower's Obligations hereunder), and covenants that this Agreement (and the joint and several liability of each Borrower under Section 11.01) will not be discharged, except by payment in full in cash of the Obligations and the termination of the Commitments. Each Borrower further waives all notices of the existence, creation or incurrence of new or additional Debt, arising either from additional loans extended to the other Borrower or otherwise, and also waives all notices that the principal amount, or any portion thereof, and/or any interest on any instrument or document evidencing all or any part of the Obligations is due, notices of any and all proceedings to collect from the maker, any endorser or any other guarantor of all or any part of the Obligations, or from any other Person, and, to the extent permitted by law, notices of exchange, sale, surrender or other handling of any security or Collateral given to any Agent or any Lender to secure payment of all or any part of the Obligations.

                  (b) The Agents and/or the Lenders are hereby authorized, without notice or demand and without affecting the liability of the Borrowers hereunder, from time to time, (i) to accept partial payments on all or any part of the Obligations; (ii) to take and hold security or Collateral for the payment of all or any part of the Obligations, this Agreement, or any other guaranties of all or any part of the Obligations or other liabilities of the Borrowers, and
(iii) to settle, release, exchange, enforce, waive, compromise or collect or otherwise liquidate all or any part of the Obligations, this Agreement, any guaranty of all or any part of the Obligations, and, subject to the terms of the Pledge Agreements, any security or Collateral for the Obligations or for any such guaranty, irrespective of the effect on the contribution or subrogation rights of the Borrowers. Any of the foregoing may be done in any manner, without affecting or impairing the obligations of each Borrower hereunder.

         SECTION 11.05. CONTRIBUTION AMONG BORROWERS.

                  (a) To the extent that any payment is made on the Obligations by or on behalf of any Borrower under or pursuant to this Article 11 (a "Borrower Payment") which, taking into account all other Borrower Payments then previously or concurrently made by any other Borrower, exceeds the amount which otherwise would have been paid by or attributable to such Borrower if each Borrower had paid the aggregate Obligations satisfied by such Borrower Payment in the same proportion as such Borrower's "Allocable Amount" (as defined below) (as determined immediately prior to such Borrower Payment) bore to the aggregate Allocable Amounts of each of the Borrower as determined immediately prior to the making of such Borrower Payment, then, following payment in full in cash of the Obligations and the termination or expiration of all Commitments, such Borrower shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, the other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Borrower Payment.

                  (b) As of any date of determination, the "Allocable Amount" of any Borrower shall be equal to the maximum amount of the claim which could then be recovered from such

Borrower with respect to the Obligations without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

                  (c) This Section 11.05 is intended only to define the relative rights of the Borrowers, and nothing set forth in this Section 11.05 is intended to or shall impair the obligations of the Borrowers to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement.

                  (d) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Borrower to which such contribution and indemnification is owing.

                  (e) The rights of the indemnifying Borrower against the other Borrower with respect to any payments on the Obligations shall be exercisable upon the full payment of the Obligations in cash and the termination or expiry of the Commitments.

         SECTION 11.06. SUBROGATION; REINSTATEMENT. Until the Obligations shall have been paid in full in cash and the Commitments shall have been terminated, each Borrower hereby agrees that it (i) shall have no right of subrogation with respect to such Obligations (under contract, Section 509 of the Bankruptcy Code or any comparable provision of any other applicable law, or otherwise) or any other right of indemnity, reimbursement or contribution, and (ii) hereby waives any right to enforce any remedy which any Agent or any Lender may now have or may hereafter have against the other Borrower. The provisions of this Article XI shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Collateral Agent, the Administrative Agent or any Lender upon the insolvency, bankruptcy or reorganization of either Borrower or otherwise, all as though such payment had not been made.

         SECTION 11.07. SUBORDINATION. Each Borrower agrees that any and all claims of such Borrower against the other Borrower, the Guarantors or any endorser or other guarantor of all or any part of the Obligations, or against any of their respective properties, shall be subordinated to all of the Obligations; provided, that, for the avoidance of doubt, so long as no Event of Default shall be continuing, each Borrower may make loans to and receive payments in the ordinary course with respect to Inter-Borrower Debt (as hereinafter defined) from the other Borrower to the extent not prohibited by the terms of this Agreement and the other Loan Documents. Notwithstanding any right of any Borrower to ask for, demand, sue for, take or receive any payment from the other Borrower, all rights and Liens of such Borrower, whether now or hereafter arising and howsoever existing, in any assets of the other Borrower (whether constituting part of the Collateral or otherwise) shall be and hereby are subordinated to the rights of the Agents or the Lenders in those assets. Such Borrower shall have no right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Obligations shall have been paid in full in cash and the Commitments shall have been terminated. If all or any part of the assets of any Borrower, or the proceeds thereof, are subject to any distribution, division or application to the creditors of such Borrower, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any Borrower is dissolved or if substantially all of the assets of any Borrower are sold, then, and in any such event, any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any Debt of any Borrower to the other Borrower ("INTER-BORROWER DEBT") shall be paid or delivered directly to the Administrative Agent for application to the Obligations, due or to become due, until such Obligations shall have been paid in full in cash. Each Borrower irrevocably authorizes and empowers the Administrative Agent and each of the Lenders to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor and to make and present for and on behalf of such Borrower such proofs of claim and take such other action, in the Administrative Agent's or such Lender's own name or in the name of such Borrower or otherwise, as the Administrative Agent or any Lender may deem reasonably necessary or reasonably advisable for the enforcement of this Agreement. After the occurrence and during the continuance of a Default or an Event of Default, each Lender may vote, with respect to the Obligations owed to it, such proofs of claim in any such proceeding, receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and apply the same on account of any of the Obligations. Except as permitted under Sections 7.02(d) and (e), should any payment, distribution, security or instrument or proceeds thereof be received by any Borrower upon or with respect to the Inter-Borrower Debt during the continuance of any Event of Default and prior to the payment in full in cash of all of the Obligations and the termination of the Commitments, such Borrower shall receive and hold the same in trust, as trustee, for the benefit of the Agents and the Lenders and shall forthwith deliver the same to the Administrative Agent in precisely the form received (accompanied by the endorsement or assignment of such Borrower where necessary), for application to the Obligations, due or not due, and, until so delivered, the same shall be held in trust by such Borrower as the property of the Agents and the Lenders. After the occurrence and during the continuance of a Default or an Event of Default, if any Borrower fails to make any such endorsement or assignment to the Agents or the Lenders, the Agents or the Lenders (or any of their respective officers or employees) are hereby irrevocably authorized to make the same. Each Borrower agrees that until the Obligations have been paid in full in cash and the Commitments have been terminated, such Borrower will not assign or transfer to any Person any claim such Borrower has or may have against any other Borrower (other than in favor of the Administrative Agent pursuant to the Loan Documents).

                                  ARTICLE XII
           NO NOVATION; REFERENCES TO THIS AGREEMENT IN LOAN DOCUMENTS

         SECTION 12.01. NO NOVATION. It is the express intent of the parties hereto that this Agreement (i) shall re-evidence, in part, the Company's indebtedness under the Existing Credit Agreement, (ii) is entered into in substitution for, and not in payment of, the obligations of the Company under the Existing Credit Agreement, and (iii) is in no way intended to constitute a novation of any of the Company's indebtedness which was evidenced by the Existing Credit Agreement or any of the other Loan Documents.

         SECTION 12.02. REFERENCES TO THIS AGREEMENT IN LOAN DOCUMENTS. Upon the effectiveness of this Agreement, on and after the date hereof, each reference in any other Loan Document to the Existing Credit Agreement (including any reference therein to "the Credit

Agreement," "thereunder," "thereof," "therein" or words of like import referring thereto) shall mean and be a reference to this Agreement.

                            [Signature pages follow.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        CMS ENERGY CORPORATION

                                        By: /s/ Laura L. Mountcastle
                                            ------------------------------------
                                            Name:  Laura L. Mountcastle
                                            Title: Vice President and Treasurer

                                        CMS ENTERPRISES COMPANY

                                        By: /s/ Laura L. Mountcastle
                                            ------------------------------------
                                            Name:  Laura L. Mountcastle
                                            Title: Vice President and Treasurer

                                Signature Page to
                  Fourth Amended and Restated Credit Agreement

                                  CITICORP USA, INC., as Collateral Agent and as Administrative Agent

                                  By: /s/ DHAYA RANGANATHAN
                                      ------------------------------------------
                                      Name:  DHAYA RANGANATHAN
                                      Title: Vice President

                                  CITIBANK, N.A., as a Lender

                                  By: /s/ DHAYA RANGANATHAN
                                      ------------------------------------------
                                      Name:  DHAYA RANGANATHAN
                                      Title: Vice President

                                Signature Page to
                  Fourth Amended and Restated Credit Agreement

                               JPMORGAN CHASE BANK, individually as a Lender and as Syndication Agent

                               By: /s/ Thomas L. Casey
                                   ---------------------------------------------
                                   Name:  Thomas L. Casey
                                   Title: Vice President

                                Signature Page to
                  Fourth Amended and Restated Credit Agreement

                                 BANK ONE, NA, individually as a Lender and as a Documentation Agent

                                 By: /s/ Michael K. Murphy
                                     -------------------------------------------
                                     Name:  Michael K. Murphy
                                     Title: Managing Director

                                Signature Page to
                  Fourth Amended and Restated Credit Agreement

                               UNION BANK OF CALIFORNIA, N.A., individually as a Lender and as a Documentation Agent

                               By: /s/ Kevin M. Zitar
                                   ---------------------------------------------
                                   Name:  Kevin M. Zitar
                                   Title: Vice President

                                Signature Page to
                  Fourth Amended and Restated Credit Agreement

                           WACHOVIA BANK, NATIONAL ASSOCIATION,
                           individually as a Lender and as a Documentation Agent

                           By: /s/ D. Mitch Wilson
                               -------------------------------------------------
                               Name:  D. Mitch Wilson
                               Title: Vice President

                                Signature Page to
                  Fourth Amended and Restated Credit Agreement

                                                  BARCLAYS BANK PLC, as a Lender

                                                  By: /s/ Sydney G. Dennis
                                                      --------------------------
                                                      Name:  Sydney G. Dennis
                                                      Title: Director

                                Signature Page to
                  Fourth Amended and Restated Credit Agreement

                                           DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                           as a Lender

                                           By: /s/ Marcus M. Tarkington
                                               ---------------------------------
                                               Name:  Marcus M. Tarkington
                                               Title: Director

                                Signature Page to
                  Fourth Amended and Restated Credit Agreement

                                             MERRILL LYNCH BANK USA, as a Lender

                                             By: /s/ Louis Alder
                                                 -------------------------------
                                                 Name:  Louis Alder
                                                 Title: Vice President

                                Signature Page to
                  Fourth Amended and Restated Credit Agreement

                               COMMITMENT SCHEDULE

-----------------------------------------------------------------------
LENDER                                                      Commitment
-----------------------------------------------------------------------
CITIBANK, N.A.                                             $ 25,000,000
-----------------------------------------------------------------------
JPMORGAN CHASE BANK                                        $ 25,000,000
-----------------------------------------------------------------------
BANK ONE, NA                                               $ 25,000,000
-----------------------------------------------------------------------
UNION BANK OF CALIFORNIA, N.A.                             $ 25,000,000
-----------------------------------------------------------------------
WACHOVIA BANK, NATIONAL ASSOCIATION                        $ 25,000,000
-----------------------------------------------------------------------
DEUTSCHE BANK TRUST COMPANY AMERICAS                       $ 25,000,000
-----------------------------------------------------------------------
MERRILL LYNCH BANK USA                                     $ 25,000,000
-----------------------------------------------------------------------
BARCLAYS BANK PLC                                          $ 15,000,000
-----------------------------------------------------------------------
Total Commitments:                                         $190,000,000
------------------------------------------------------------------------

                                   SCHEDULE II

                           Pledged Ownership Interests

         GRANTOR                                          PLEDGED SUBSIDIARIES
         -------                                          --------------------
CMS Energy Corporation                           CMS Enterprises Company (100%)

                                                 Consumers Energy Company (100%)

CMS Enterprises Company                          CMS Generation Co. (100%)

                                                 CMS Gas Transmission Company (100%)

                                                 CMS Capital, L.L.C. (100%)

                                                 CMS Marketing, Services and Trading Company (100%)

                                                 CMS International Ventures, L.L.C. (40.47%)

CMS International Ventures, L.L.C.               CMS Electric & Gas, L.L.C. (100%)

CMS Generation Co.                               CMS International Ventures, L.L.C. (21.02%)

                                                 Dearborn Industrial Energy, L.L.C. (100%)

                                                 CMS Generation Michigan Power L.L.C. (100%)

Dearborn Industrial Energy, L.L.C.               Dearborn Industrial Generation, L.L.C. (100%)

CMS Gas Transmission Company                     CMS International Ventures, L.L.C. (37.01%)

                                  SCHEDULE III

                                Notice Addresses

Citibank, N.A.

Address:        388 Greenwich St.
                New York, NY 10013
Attn:           Nicholas McKee
Telephone:      (212) 816-8592
Fax:            (212) 816-8098

JPMorgan Chase Bank
[to be completed]

                                                                    ATTACHMENT A

                                  REAFFIRMATION

                  Each of the undersigned hereby acknowledges receipt of a copy of the foregoing Fourth Amended and Restated Credit Agreement dated as of December 8, 2003 by and among CMS ENERGY CORPORATION and CMS ENTERPRISES COMPANY (collectively, the "Borrowers"), the financial institutions from time to time party thereto (the "Lenders"), and CITICORP USA, INC., in its capacity as contractual representative (the "Administrative Agent") (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"). Capitalized terms used in this Reaffirmation and not defined herein shall have the meanings given to them in the Credit Agreement. Without in any way establishing a course of dealing by any Agent or any Lender, each of the undersigned reaffirms the grant of a security interest pursuant to the Pledge Agreement executed by it and acknowledges and agrees that each such Loan Document executed by the undersigned in connection with the Credit Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed. All references to the Credit Agreement contained in the above-referenced documents shall be a reference to the Credit Agreement as the same may from time to time hereafter be amended, modified or restated.

Dated as of December 8, 2003

CMS ENTERPRISES COMPANY                       CMS GENERATION CO.

By:__________________________                 By:__________________________
   Its:                                          Its:

CMS GAS TRANSMISSION COMPANY                  CMS CAPITAL, L.L.C.

By:__________________________                 By:__________________________
   Its:                                          Its:


CMS ELECTRIC & GAS, L.L.C. (formerly          CMS INTERNATIONAL
known as CMS Electric and Gas Company)        VENTURES, L.L.C.

                                              By:__________________________
By:__________________________                    Its:
   Its:

CMS MARKETING, SERVICES
AND TRADING COMPANY

By:__________________________
   Its:

CMS GENERATION MICHIGAN                      DEARBORN INDUSTRIAL
POWER L.L.C.                                 ENERGY, L.L.C.

By:__________________________                By:__________________________
   Its:                                         Its:

DEARBORN INDUSTRIAL
GENERATION, L.L.C.

By:__________________________
   Its: